========================================================
                           LOAN AND SECURITY AGREEMENT
            ========================================================



                         BANKBOSTON RETAIL FINANCE INC.
                    ADMINISTRATIVE AGENT AND COLLATERAL AGENT


               AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                                SYNDICATION AGENT


                          FOOTHILL CAPITAL CORPORATION
                               DOCUMENTATION AGENT

            ========================================================
                                 HOMEBASE, INC.
                                THE LEAD BORROWER
                                       FOR

                                 HOMEBASE, INC.
                             HOMECLUB INC., OF TEXAS
                                 HOMECLUB, INC.
                                  THE BORROWERS
            ========================================================

                                December 3, 1999

            ========================================================
                               SOLE LEAD ARRANGER:
                       BANCBOSTON ROBERTSON STEPHENS INC.

            ========================================================

                                TABLE OF CONTENTS


ARTICLE 1: - DEFINITIONS:

ARTICLE 2: - THE REVOLVING CREDIT:
         2-1.     Establishment of  Revolving Credit.......................31 ..
         2-2.     Initial Reserves. Changes to Reserves....................32 ..
         2-3.     Advances in Excess of Borrowing Base (Overloans).........33 ..
         2-4.     Risks of Value of Collateral.............................33 ..
         2-5.     Commitment to Make Revolving Credit Loans and
                    Support Letters of Credit..............................33 ..
         2-6.     Revolving Credit Loan Requests...........................33 ..
         2-7.     Making of Revolving Credit Loans.........................35 ..
         2-8.     SwingLine Loans..........................................35 ..
         2-9.     The Loan Account.........................................36 ..
         2-10.    The Revolving Credit Notes...............................37 ..
         2-11.    Payment of The Loan Account..............................37 ..
         2-12.    Interest on Revolving Credit Loans.......................38 ..
         2-13.    Revolving Credit Commitment Fee..........................38 ..
         2-14.    Agent's Fee..............................................39 ..
         2-15.    Unused Line Fee..........................................39 ..
         2-16.    Revolving Credit Early Termination Fee...................39 ..
         2-17     Concerning Fees..........................................39 ..
         2-18.    Agent's and Revolving Credit Lenders' Discretion.........40 ..
         2-19.    Procedures For Issuance of L/C's.........................40 ..
         2-20.    Fees For L/C's And Acceptances...........................41 ..
         2-21.    Concerning L/C's and Acceptances.........................42 ..
         2-22.    Changed Circumstances....................................44 ..
         2-23.    Designation of Lead Borrower as Borrowers'  Agent........44 ..
         2-24     Lenders' Commitments.....................................45 ..

ARTICLE 3: - CONDITIONS PRECEDENT:
         3-1      Corporate Due Diligence..................................46 ..
         3-2.     Opinion..................................................47 ..
         3-3.     Officers' Certificates...................................47 ..
         3-4.     Additional Documents.....................................47 ..
         3-5.     Representations and Warranties...........................47 ..
         3-6.     Minimum Day One Excess Availability......................48 ..
         3-7.     All Fees and Expenses Paid...............................48 ..
         3-8.     No Suspension Event......................................48 ..
         3-9.     No Adverse Change........................................48 ..

ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         4-1.     Payment and Performance of Liabilities...................48 ..
         4-2.     Due Organization. Corporate Authorization.
                    No Conflicts...........................................48 ..
         4-3.     Trade Names..............................................49 ..
         4-4.     Infrastructure...........................................50 ..
         4-5.     Year 2000 Compliance.....................................50 ..
         4-6.     Locations................................................50 ..
         4-7.     Title to Assets..........................................51 ..
         4-8.     Indebtedness.............................................52 ..
         4-9.     Insurance................................................52 ..
         4-10.    Licenses.................................................53 ..
         4-11.    Leases...................................................53 ..
         4-12.    Requirements of Law......................................53 ..
         4-13.    Labor Relations..........................................54 ..
         4-14.    Maintain Properties......................................54 ..
         4-15.    Taxes....................................................55 ..
         4-16.    No Margin Stock..........................................56 ..
         4-17.    ERISA....................................................56 ..
         4-18.    Hazardous Materials......................................56 ..
         4-19.    Litigation...............................................57 ..
         4-20.    Dividends. Investments. Corporate Action.................57 ..
         4-21     Loans....................................................58 ..
         4-22.    Protection of Assets.....................................58 ..
         4-23.    Line of Business.........................................58 ..
         4-24.    Affiliate Transactions...................................59 ..
         4-25.    Further Assurances.......................................59 ..
         4-26.    Adequacy of Disclosure...................................59 ..
         4-27.    No Restrictions on Liabilities...........................60 ..
         4-28.    Other Covenants..........................................60 ..

ARTICLE 5: - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         5-1.     Maintain Records.........................................60 ..
         5-2.     Access to Records........................................61 ..
         5-3.     Notice to Agent..........................................61 ..
         5-4.     Borrowing Base Certificate...............................62 ..
         5-5.     Collateral Reporting Requirements........................63 ..
         5-6.     Monthly Statement........................................63 ..
         5-7.     Quarterly Report.........................................63 ..
         5-8.     Annual Reports...........................................63 ..
         5-9.     Officers' Certificates...................................64 ..
         5-10.    Inventories.  Appraisals. Audits.........................64 ..
         5-11.    Additional Financial Information.........................65 ..
         5-12.    Financial Performance Covenants..........................66 ..

ARTICLE 6: - USE AND COLLECTION OF COLLATERAL:
         6-1.     Inventory Collateral.....................................66 ..
         6-2.     Notification to Account Debtors..........................67 ..

ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         7-1      The Blocked Account......................................67 ..
         7-2.     The Concentration and Disbursement Accounts..............68 ..
         7-3.     Payment of Liabilities...................................68 ..
         7-4.     The Disbursement Account.................................69 ..

ARTICLE 8: - GRANT OF SECURITY INTEREST:
         8-1.     Grant of Security Interest...............................70 ..
         8-2.     Extent and Duration of Security Interest.................70 ..

ARTICLE 9: - AGENT AS BORROWER'S ATTORNEY-IN-FACT:
         9-1.     Appointment as Attorney-In-Fact..........................71 ..
         9-2.     No Obligation to Act.....................................72 ..

ARTICLE 10: - EVENTS OF DEFAULT:
         10-1.    Failure to Pay Revolving Credit..........................73 ..
         10-2.    Failure To Make Other Payments...........................73 ..
         10-3.    Failure to Perform Covenant or Liability
                    (No Grace Period)......................................73 ..
         10-4.    Financial Reporting Requirements.........................73 ..
         10-5.    Failure to Perform Covenant or Liability
                    (Grace Period).........................................73 ..
         10-6.    Misrepresentation........................................74 ..
         10-7.    Acceleration of Other Debt. Breach of Lease..............74 ..
         10-8.    Default Under Other Agreements...........................74 ..
         10-9.    Uninsured Loss...........................................74 ..
         10-10.   Attachment. Judgment. Restraint of Business..............74 ..
         10-11.   Business Failure.........................................75 ..
         10-12.   Bankruptcy...............................................75 ..
         10-13.   Default by Guarantor or Affiliate........................75 ..
         10-14.   Indictment - Forfeiture..................................75 ..
         10-15.   Termination of Guaranty..................................76 ..
         10-16.   Challenge to Loan Documents..............................76 ..
         10-17.   Change in Control........................................76 ..

ARTICLE 11: - RIGHTS AND REMEDIES UPON DEFAULT:
         11-1.    Rights of Enforcement....................................76 ..
         11-2.    Sale of Collateral.......................................77 ..
         11-3.    Occupation of Business Location..........................78 ..
         11-4.    Grant of Nonexclusive License............................78 ..
         11-5.    Assembly of Collateral...................................78 ..
         11-6.    Rights and Remedies......................................78 ..

ARTICLE 12: REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:
         12-1.    Revolving Credit Funding Procedures......................79 ..
         12-2.    SwingLine Loans..........................................79 ..
         12-3.    Agent's Covering of Fundings:............................80 ..
         12-4     Ordinary Course Distributions............................82 ..

ARTICLE 13: ACCELERATION AND LIQUIDATION:
         13-1.    Acceleration Notices.....................................83 ..
         13-2.    Acceleration.............................................83 ..
         13-3.    Initiation of Liquidation................................83 ..
         13-4.    Actions At and  Following Initiation of Liquidation......84 ..
         13-5.    Agent's Conduct of Liquidation...........................84 ..
         13-6.    Distribution of Liquidation Proceeds:....................84 ..
         13-7.    Relative Priorities To Proceeds of Liquidation ..........85 ..

ARTICLE 14:.      THE AGENT:
         14-1.    Appointment of  Agent  ..................................85 ..
         14-2.    Responsibilities of Agent ...............................86 ..
         14-3.    Concerning Distributions By the Agent....................87 ..
         14-4.    Dispute Resolution:......................................87 ..
         14-5.    Distributions of Notices and of Documents................88 ..
         14-6.    Confidential Information.................................88 ..
         14-7.    Reliance by Agent .......................................88 ..
         14-8.    Non-Reliance on Agent and Other Revolving
                    Credit Lenders.........................................88 ..
         14-9.    Indemnification..........................................89 ..
         14-10.   Resignation of Agent.....................................90 ..

ARTICLE 15:.      ACTION BY AGENT - CONSENTS - AMENDMENTS - WAIVERS:
         15-1.    Administration of Credit Facilities......................90 ..
         15-2.    Actions Requiring or On Direction of
                    Majority Lenders.......................................91 ..
         15-3.    Actions Requiring or On Direction of
                    SuperMajority Lenders..................................91 ..
         15-4.    Action Requiring Certain Consent ........................92 ..
         15-5.    Actions Requiring or Directed By Unanimous Consent.......92 ..
         15-6.    Actions Requiring SwingLine Lender Consent...............93 ..
         15-7.    Actions Requiring Agent's Consent........................93 ..
         15-8.    Miscellaneous Actions....................................94 ..
         15-9.    Actions Requiring Lead Borrower Consent..................94 ..
         15-10.   NonConsenting Revolving Credit Lender....................95 ..
         15-11.   Replacement of Delinquent Revolving Credit Lender........96 ..

ARTICLE 16:.      ASSIGNMENTS BY REVOLVING CREDIT LENDERS:
         16-1.    Assignments and Assumptions:.............................98 ..
         16-2.    Assignment Procedures....................................98 ..
         16-3.    Effect of Assignment.....................................99 ..

ARTICLE 17: - NOTICES:
         17-1.    Notice Addresses........................................100 ..
         17-2.    Notice Given............................................102 ..

ARTICLE 18: - TERM:
         18-1.    Termination of Revolving Credit.........................102 ..
         18-2.    Actions On Termination..................................102 ..

ARTICLE 19: - GENERAL:
         19-1.    Protection of Collateral................................103 ..
         19-2.    Publicity...............................................103 ..
         19-3.    Successors and Assigns..................................103 ..
         19-4.    Severability............................................103 ..
         19-5.    Amendments.  Course of Dealing..........................104 ..
         19-6.    Power of Attorney.......................................104 ..
         19-7.    Increased Costs.........................................104 ..
         19-8.    Costs and Expenses of the Agent ........................105 ..
         19-9.    Copies and Facsimiles...................................106 ..
         19-10.   Massachusetts Law.......................................106 ..
         19-11.   Consent to Jurisdiction.................................106 ..
         19-12.   Indemnification.........................................107 ..
         19-13.   Rules of Construction...................................107 ..
         19-14.   Intent..................................................108 ..
         19-15.   Participations:.........................................109 ..
         19-16.   Right of Set-Off........................................109 ..
         19-17.   Pledges To Federal Reserve Banks: ......................109 ..
         19-18.   Maximum Interest Rate...................................109 ..
         19-19.   Waivers. ...............................................110 ..

                                    EXHIBITS

         1:1-0             :        Real Estate Subsidiaries
         2:2-8(c)          :        Swingline Note
         2:2-10            :        Revolving Credit Note
         2:2-24            :        Revolving Credit Lenders' Commitments
         4:4-2             :        Affiliates
         4:4-3             :        Trade Names
         4:4-6             :        Locations, Leases, and Landlords
         4:4-7             :        Encumbrances
         4:4-8             :        Indebtedness
         4:4-9             :        Insurance Policies
         4:4-11            :        Capital Leases
         4:4-15            :        Taxes
         4:4-19            :        Litigation
         5:5-4             :        Borrowing Base Certificate
         5:5-5             :        Collateral Reporting Requirements
         16:16-2           :        Assignment / Assumption

                                     ..3 ..





LOAN AND SECURITY AGREEMENT                       BankBoston Retail Finance Inc.
                                                                           AGENT


                                                                December 3, 1999



         THIS AGREEMENT is made between

                   BankBoston Retail Finance Inc. ,as Administrative Agent and Collateral Agent (in such capacity, herein the "Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "Revolving Credit Lenders", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of Section 2:2-24, below,

                  and

                  American National Bank and Trust Company of Chicago (in such capacity, herein the "Syndication Agent"), with offices at 120 South LaSalle Street, Chicago, Illinois 60603

                  and

                  Foothill Capital Corporation (in such capacity, herein the "Documentation Agent"), with offices at 11111 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025

                  and

                  HomeBase, Inc. (in such capacity, the "Lead Borrower"), a Delaware corporation with its principal executive offices at 3345 Michelson Drive, Irvine, California 92612 as agent for the following (individually, a "Borrower" and collectively, the "Borrowers"):

                           HomeBase, Inc.;

                           HomeClub, Inc. of Texas, a Delaware corporation with its principal executive offices at 3345 Michelson Drive, Irvine, California 92612; and

                           HomeClub,   Inc.,  a  Nevada   corporation  with  its
                           principal executive offices at 3345 Michelson Drive, Irvine, California 92612,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:
ARTICLE 1: - DEFINITIONS:

         As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "1997 Subordinated Notes": The 5.25% Convertible Subordinated Notes due 2004 issued by the Borrower on or about November 10, 1997 in the aggregate principal amount of up to $100,000,000.

         "Acceleration":   The  making  of  demand  or   declaration   that  any
                  indebtedness, not otherwise due and payable, is due and payable; provided that such demand or declaration is authorized under the Loan Documents. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "Acceleration Notice":             Written notice as follows:
                           (a) From the Agent to the Revolving Credit Lenders,
                  as provided in Section 13:13-1(a)(i)
                           (b) From the Agent,  with the consent of the Majority
                  Lenders,  to the  Revolving  Credit  Lenders  as  provided  in
                  Section 13:13-1(a)(ii).
                           (b) From the SuperMajority Lenders, as provided in
                  Section 13:13-1(b).

         "Acceptance":   A time draft presented under an L/C and accepted by the
                  Issuer.

         "Accounts"  and  "Accounts  Receivable"  include,  without  limitation,
                  "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "Account Debtor": Has the meaning given that term in the UCC.

         "Affiliate":      (a) Each Subsidiary.
                           (b) With respect to any two Persons,  a  relationship
                  in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.
                           (c) Any  corporation,   limited  liability  company,
                  trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of a Borrower; could have such enterprise's tax returns or financial statements consolidated with that Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower.

         "Agent": refers solely to BankBoston Retail Finance Inc. in its capacity as Administrative Agent and Collateral Agent.

         " Agent's Cover": Defined in Section 12:12-3(c)(i).

         " Agent's Fee": Is defined in Section 2:2-14.

         " Agent's Rights and Remedies":    Is defined in Section 11:11-6.

         "Appraised Inventory Liquidation Value": The net recovery, as reflected on an Inventory Appraisal, as recoverable on the Borrowers' Inventory in the event of the conduct of a liquidation of the Borrowers' Inventory pursuant to an in-store liquidation.

         "Assigning Revolving Credit Lender": Defined in Section 16:16-1(a).

         "Assignment and Acceptance": Defined in Section 16:16-2.

         "Availability":   The lesser of (a) or (b), where
                           (a) is the result of
                                    (i)      The Revolving Credit Ceiling
                                    Minus

                                    (ii)     The  aggregate  unpaid  balance  of
                                             the Loan  Account
                                    Minus

                                    (iii)    The aggregate undrawn Stated Amount
                                             of all then outstanding L/C's and
                                             Acceptances.

                           (b) is the result of
                                    (i)      The Borrowing Base
                                    Minus

                                    (ii)     The  aggregate  unpaid  balance  of
                                             the Loan  Account
                                    Minus

                                    (iii)    The aggregate undrawn Stated Amount
                                             of all then outstanding L/C's and
                                             Acceptances.
                                    Minus

                                    (iv)     The aggregate of the Availability
                                             Reserves

         "Availability  Reserves": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:
                                    (i)     Rent  (based  upon past due rent and
                                            whether or not a Landlord's  Waiver,
                                            acceptable  to the  Agent,  has been
                                            received  by the Agent for Stores in
                                            Pennsylvania,      Virginia,     and
                                            Washington  in which  more than a de
                                            minimis  amount  of  the  Borrower's
                                            Inventory is located).
                                    (ii)    Customer Credit Liabilities.

                                    (iii)   Taxes   and    other    governmental
                                            charges,   including,   ad  valorem,
                                            personal  property,  and other taxes
                                            which might have  priority  over the
                                            Collateral Interests of the Agent in
                                            the Collateral.
                                    (iv)    L/C  Landing  Costs.
                                    (v)     Year  2000 compliance.


         "Availability Trigger Cure: The Borrowers having Excess Availability of at least $75 Million for five (5) consecutive Business Days.

         "Availability  Trigger  Event:": The  Borrowers  not  having  Excess
                  Availability of at least $40 Million for five (5) consecutive Business Days.

         "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

         "Base": The Base Rate announced from time to time by BankBoston, N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "Base Margin Rate": Base.

         "Blocked Account Agreement": An agreement, in form satisfactory to the Agent, with the Lock Box Bank, which agreement recognizes the Agent's security interest in all Receivables Collateral and provides that, on notice from the Agent, the Lock Box Bank will forward directly to the Agent proceeds of all Receivables Collateral from time to time received by the Lock Box Bank.

         "BBRF":  BankBoston Retail Finance Inc.

         "Borrower" and "Borrowers": Defined in the Preamble.

         "Borrowing Base": The result of the following:
                           (a) The product of the Cost of Eligible Inventory
                               (net of Inventory Reserves) multiplied by the Inventory Advance Rate.
                           Plus

                           (b) 85% of the face amount of Eligible Credit Card
                               Receivables.

         "Borrowing Base Certificate": Is defined in Section 5:5-4.

         "Boston Concentration Account": Is defined in Section 7:7-2.

         "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in Los Angeles, California, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

         "Business Plan":  The business  plan  provided to the Agent on or about
                  October 22, 1999, and the business plans from time to time provided to the Agent as provided in Section 5:5-11(c).

         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

         "Change in Control": The occurrence of any of the following:
                           (a) The  failure of the  Parent to own,  beneficially
                  and  of  record,  100%  of the  capital  stock  of  all  other
                  Borrowers.
                           (b) The acquisition,  by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange
                  Commission) of 40% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent.

                           (c) More than half of the persons who were  directors
                  of the Parent on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent and are not replaced by Directors approved by vote of not less than two thirds of the Directors who are then in office and who either were Directors on the date on which this Agreement was executed or whose election to the Parent's Board was likewise so approved.

         "Chattel Paper": Has the meaning given that term in the UCC.

         "Collateral": Is defined in Section 8:8-1.

         "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "Consent": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of Seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "Core Collateral": Goods, Credit Card Receivables, and Investment
                  Property.

         "Cost":  The lower of
                           (a) the calculated  cost of purchases,  as determined
                  from invoices/ received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed; or
                           (b) market.

                  "Cost" does not include inventory capitalization used in the Borrower's calculation of cost of goods sold.

         "Costs of Collection": Includes,  without limitation, all attorneys'
                  reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the then effective Base Margin Rate.

         "Credit Card Receivables": Amounts due from credit card issuers and processors.

         "Customer Credit Liability": Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account maintained by the Borrowers.

         "Delinquent Revolving Credit Lender": Defined in Section 12:12-3(c).

         "Deposit Account": Has the meaning given that term in the UCC.

         "Disbursement Account": Is defined in Section 7:7-2.

         "Documents": Has the meaning given that term in the UCC.

         "Documents of Title": Has the meaning given that term in the UCC.

         "EBITDA": The Borrower's earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

         "Eligible Assignee": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $600,000,000.00, or any Affiliate of any Revolving Credit Lender.

         "Eligible Credit Card Receivables": Under 7 business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, is deemed in the discretion of the Agent to be eligible).

         "Eligible Inventory": The following:
                           (a) Such  of  a   Borrower's   Inventory   (without
                  duplication of Eligible L/C Inventory ), as to which the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances. "Eligible Inventory" does not include: any non-merchandise inventory (such as labels, bags, and packaging materials); damaged goods; return to vendor merchandise; packaways; consigned inventory; and other similar categories of Goods.
                           (b) Eligible L/C Inventory.


         "EligibleL/C  Inventory":  Inventory  (without  duplication of Eligible
                  Inventory), the purchase of which is supported by a documentary L/C then having an initial expiry of Sixty (60) or less days (as determined either empirically or through a commercially reasonable estimation process), provided that the Agent has received a Customs Brokers Agreement in form reasonably satisfactory to the Agent.

         "Employee Benefit Plan": As defined in ERISA.

         "Encumbrance": Any security interest, mortgage, pledge,  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

         "Environmental Laws": All of the following:
                           (a) Any and all federal, state, local or municipal
                  laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.
                           (b) The common law relating to damage to Persons or
                  property from Hazardous Materials.

         "Equipment": Includes,  without  limitation,  "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Eurodollar Business Day": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

         "Eurodollar Loan": Any Revolving Credit Loan which bears interest at a
                  Eurodollar Rate.

         "Eurodollar Margin": (a) Until Paragraph (b) of this Definition applies, the "Eurodollar Margin" shall be as provided in Tier III.
                           (b) Commencing with the Borrowers' fiscal month, January 2000, the Eurodollar Margin shall be set as of the first day of each fiscal month and shall be based on Usage during the fiscal month then just completed, as follows:

                           ------------- ----------------------------------------- ---------------------------------
                           TIER          USAGE                                     EURODOLLAR MARGIN
                           ------------- ----------------------------------------- ---------------------------------

                           I             Equal to or greater than 66.667%          200 Basis Points
                           ------------- ----------------------------------------- ---------------------------------

                           II            Greater than 33.333% and less than        175 Basis Points
                                         66.667%
                           ------------- ----------------------------------------- ---------------------------------

                           III           Equal to or less than 33.333%             150 Basis Points
                           ------------- ----------------------------------------- ---------------------------------


         "Eurodollar Offer Rate":  That rate of interest  (rounded  upwards,  if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the Eurodollar market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "Eurodollar Rate":  That per annum rate  (calculated  on a 360 day year and actual days elapsed) which is the aggregate of the Eurodollar Offer Rate plus the Eurodollar Margin except that, in the event that it is determined by the Agent that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, as to such Revolving Credit Lender, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:
                           (a) is the decimal equivalent of the following
                  fraction:

                              Eurodollar Offer Rate
                           --------------------------
                           1 minus Reserve Percentage

                           (b) the applicable Eurodollar Margin.

         "Events of Default": Is defined in Article 10:.

         "Excess Availability": The result of Availability minus: all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrowers; overdrafts; any then unpaid charges to the Loan Account.

         "Farm Products": As defined in the UCC.

         "Federal Funds Effective Rate": For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on that date (or on the then next succeeding Business Day, if not one) by the Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, Federal Funds Effective Rate shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter": That letter, styled the "Fee Letter" between the Borrower and the Agent, as such letter may from time to time be amended

         "Fixtures": Has the meaning given that term in the UCC.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Section 5:5-12 (if applicable) shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Parent's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "General Intangibles":    Includes,   without   limitation,    "general
                  intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any Borrower or credit extended or services performed, by any Borrower, whether intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

         "Goods": Has the meaning given that term in the UCC.


         "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "Indebtedness": All indebtedness and obligations of or assumed by any
                  Person on account of or in respect to any of the following:
                           (a) In  respect  of  money  borrowed  (including  any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.
                           (b) In  connection  with  any  letter  of  credit  or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).
                           (c) In  connection  with  the  sale  or  discount  of
                  accounts receivable or chattel paper of such Person.
                           (d) On account of deposits or advances  which  create
                  an obligation, on the part of a Borrower, to repay or credit such deposit or advance.
                           (e) As lessee under Capital Leases.
                           (f) In connection with any sale and leaseback transaction which results in a Capital Lease.
                  "Indebtedness" also includes:
                                    (x)  Indebtedness  of others  secured  by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.
                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.
                                    (z) The  Indebtedness  of a  partnership  or
                           joint venture in which such Person is a general partner or joint venturer.

         "Indemnified Person": Is defined in Section 19:19-12.

         "Instruments": Has the meaning given that term in the UCC.

         "Interest Payment Date": With reference to:
                           Each  Eurodollar  Loan:  The last day of the Interest
                  Period relating thereto; the last day of the third month of any six month Interest Period; the Termination Date; and the End Date.
                           Each Base Margin Loan: the first day of each month;
                  the Termination Date; and the End Date.

         "Interest Period": (a) With respect to each Eurodollar Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2:2-6) to the Agent
                           (b) With  respect to each Base Margin  Loan:
                  Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 2:2-6) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Lead Borrower.
                           (c) The setting of Interest Periods is in all
                  instances subject to the following:
                                    (i) Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.
                                    (ii) Any  Interest  Period for a  Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                                    (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                                    (iv)  Any   Interest   Period   which  would
                           otherwise end after the Termination Date shall end on the Termination Date.
                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2:2-12(d) hereof.

         "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by a Borrower, or used or consumed or to be used or consumed in a Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "Inventory Advance Rate":  Initially, 70%.
                           Following  the  Agent's  obtaining  of  an  Inventory
                  Appraisal conducted after the date of this Agreement, pursuant to Section 5:5-10(c), 85% of the Inventory Recovery Percentage as calculated from such Inventory Appraisal.

         "Inventory  Appraisal":   An  appraisal  of  the  Borrowers'  Inventory
                  undertaken at the request of the Agent, by a Nationally Recognized Inventory Appraiser, using a methodology comparable to that employed by Gordon Brothers in the preparation of its appraisal of the Borrowers' Inventory dated on or about November 1, 1999.

         "Inventory  Recovery  Percentage":   The  decimal  equivalent  of  that
                  fraction, determined from an Inventory Appraisal, in which the numerator is the Appraised Inventory Liquidation Value and the denominator is the Cost of the Borrowers' Inventory.

         " Inventory Reserves": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory.

         "Investment Property":     Has the meaning given that term in the UCC.

         "Issuer": The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of a Borrower and any Acceptance made on account of such letter of credit.

         "L/C Fee Letter": That letter, styled the "L/C Fee Letter" among the Borrower, the Agent, and the Issuer, as such letter may from time to time be amended.

         "L/C Landing  Costs":  To the  extent  not  included  in the Stated
                  Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "Lead Borrower":  Is defined in the Preamble.

         "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

         "Lenders'Special Counsel":  A single counsel,  selected by the Majority
                  Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any
                  "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "Liabilities": Includes, without limitation, the following:
                           (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:
                           (i) Any  and all  direct  and  indirect  liabilities,
                  debts, and obligations of each Borrower to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.
                           (ii) Each  obligation  to repay  any  loan,  advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by each Borrower to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against any Borrower.
                           (iii) All notes and other obligations of any Borrower
                  now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.
                           (iv) All interest, fees, and charges and other amounts which may be charged by the Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to the Agent or any Revolving Credit Lender from time to time.

                           (v) All costs and  expenses  incurred  or paid by the
                  Agent or any Revolving Credit Lender in respect of any agreement between any Borrower and Agent or any Revolving Credit Lender or instrument furnished by any Borrower to the Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).
                           (vi) Any and all covenants of any Borrower to or with
                  the Agent or any Revolving Credit Lender and any and all obligations of any Borrower to act or to refrain from acting in accordance with any agreement between any Borrower and the Agent or any Revolving Credit Lender or instrument furnished by any Borrower to the Agent or any Revolving Credit Lender.
                           (vii) Each of the  foregoing as if each  reference to
                  the " Agent and each Revolving Credit Lender " therein were to each Affiliate of the Agent or any Revolving Credit Lender.
                           (b) Any and all  liabilities,  debts, and obligations
                  of each Borrower to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's and Acceptances.

         "Liquidation": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "Lock Box Bank": That bank to which the Borrowers concentrate proceeds of the Borrowers' sales.

         "Loan Account": Is defined in Section 2:2-9.

         "Loan Commitment": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "Loan Documents": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3:, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby.

         "Majority Lenders": Revolving Credit Lenders (other than Delinquent
                  Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "Material Accounting  Change":   Any  change  in  GAAP   applicable  to
                  accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5:5-12 (if applicable) where such a breach would not have occurred if such change had not taken place or visa versa.

         "Material Adverse Change": Any event, fact, circumstance, change in, or effect on, the business of, any Borrower which, individually or in the aggregate or on a cumulative basis with any other circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole which:
                           (a) Is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the financial condition of the Borrowers, when taken as a whole.
                           (b) Would reasonably be expected to materially adversely affect the ability of the Borrowers taken as a whole to operate or conduct business in all material respects in the manner in which they are currently operated or conducted by the Borrowers taken as a whole or to perform their obligations under the Loan Documents .
                           (c) Would  reasonably  be expected to have a material
                  adverse effect or result in a material adverse change in the value, enforceability, collectability or the nature of the Collateral.

         "Material Adverse Effect": A result, consequence, or outcome with respect to the Borrowers which constitutes a Material Adverse Change.

         "Maturity Date":  November 30, 2004.

         "National Rating Service": Standard and Poor's Corporation, Moody's
                  Investors Service Inc. and any other rating service which is nationally recognized for its rating of investments of the type to which reference is being made.

         "Nationally Recognized  Inventory  Appraiser:"  An inventory  appraiser which engages in a national practice of the appraisal of retail inventory, nominated, at the request of the Agent, by the Lead Borrower, and acceptable to the Agent, provided however, if an Event of Default has occurred and is continuing, "Nationally Recognized Inventory Appraiser" shall be an inventory appraiser which engages in a national practice of the appraisal of retail inventory which is nominated by the Agent.

         "Nominee": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

         "Operating Subsidiary":  Each Borrower  (other than the Parent) and any
                  Subsidiary which is formed with a view towards the operation of one or more Stores.

         "Overloan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, at the time it is made (a) it is in excess of the Borrowing Base or (b) exceeds Availability immediately prior to the making of such loan, advance, or providing of credit support.

         "Parent": HomeBase, Inc.

         "Participant": Is defined in Section 19:19-15, hereof.

         "Payment Default": Any event described in Section 10:10-1 or Section
                  10:10-2.

         "Permissible Overloans":   Revolving Credit Loans which are Overloans,
                  but are both (a) Protective Advances and (b) when aggregated with all other Permissible Overloans, do not aggregate more than 10% of the aggregate of the Borrowing Base.

         "Permitted Acquisition":   A transaction which satisfies each of the
                  following criteria:
                           (a) Not less  than  Thirty  (30) days  prior  written
                  notice of the transaction has been given to the Agent (which notice shall be in reasonable detail as to the facts and circumstances relating to such proposed transaction).
                           (b) The Board of Directors of the Target have approved the terms of the subject transaction.
                           (c) The purchase  price for the  acquisition of which
                  Permitted Acquisition, when aggregated with the purchase price of all Permitted Acquisitions previously completed, does not exceed $40 Million (such purchase price to include the following:
                                    (i)     All cash paid on account of such
                           acquisition.
                                    (ii)    All assumed liabilities.
                                    (iii)   Deferred compensation.
                                    (iv)    The present value of any non-compete
                           and earn out payments)
                           (d) If the Surviving Entity was not a Borrower immediately prior to the initiation of the subject transaction, the Surviving Entity has assumed and has agreed to discharge all of the Liabilities strictly in accordance with their terms, which assumption is undertaken pursuant to documentation which is satisfactory to the Agent.
                           (e) The  Surviving  Entity will be engaged  solely in
                  the business in which the Borrowers had been engaged immediately prior to the initiation of the subject transaction or in a business which is reasonably related to that business.
                           (f) All assets of the Surviving Entity will constitute "Collateral" as to which there is compliance with all relevant provisions of the Loan Documents (including, but not limited to, Section 4:4-25 of this Agreement), except to the extent that such compliance is relaxed as provided in Sections 8:8-2(a) and 4:4-27(a).
                           (g) If the purchase price for the subject acquisition
                  (calculated in a manner consistent with Paragraph (c) of this Definition) equals or exceeds $7.5 Million, the Agent shall have been provided with an opinion of counsel to the Surviving Entity, subject only to such qualifications as reasonably may be satisfactory to the Agent, concerning the Surviving Entity, the Permitted Acquisition, compliance with Section 4:4-20 and such other matters as the Agent reasonably may request.
                           (h)  The   Threshold   Conditions   shall  have  been
                  satisfied.

         "Permitted Affiliate Transactions":Each of the following:
                           (a) The sale of goods and services for a price and on
                  terms which are
                                    (i) competitive and fully deductible as an
                  "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and
                                    (ii) no less favorable to that Borrower than
                  those which would have been charged and imposed in an arms length transaction.
                           (b) A transaction  in which there is no  Consolidated
                  gain or loss to any party to such transaction.

         "Permitted Encumbrances":  The following:
                           (a) Encumbrances in favor of the Agent.
                           (b) Those  Encumbrances  (if any)  listed on  EXHIBIT
                  4:4-7, annexed hereto.
                           (c) Liens securing the payment of taxes, either not
                  yet overdue or the validity of which are being contested as permitted by Section 4:4-15(a);
                           (d) Non-consensual  statutory liens (other than liens
                  securing the payment of taxes) arising in the ordinary course of a Borrowers' business to the extent: such liens secure obligations which are not overdue or such liens secure obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to a Borrower, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrowers' books.
                           (e) Zoning   restrictions,   easements,   licenses,
                  covenants and other restrictions affecting the use of real property.
                           (f) Deposits    under    workmen's    compensation,
                  unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.
                           (g) Landlord's  liens  by  operation  of  law  where
                  waivers have not been obtained.
                           (h) Purchase money security  interests  (as  defined
                  in  the  UCC)  in Equipment.
                           (i) Interests of lessors  under  Capital Leases.
                           (j) Encumbrances, other than on Inventory, extant on assets of any Operating Subsidiary acquired after the date of this agreement pursuant to a Permitted Acquisition.
                           (k) Liens which secure a Permitted Real Estate
                  Financing.
                           (l) Liens arising on account of the transfer of an
                  interest in Accounts or notes receivable, which transfer qualifies as a sale under GAAP.
                           (m) Liens consisting of security deposits made by a
                  Borrower.
                           (n) Liens granted by one Borrower to another
                  Borrower.

                           (o) Encumbrances on Inventory which,  when aggregated
                  with the Cost of Inventory consigned to any Borrower, do not exceed two percent (2%) of the Cost of all of the Borrowers' Inventory at any time.
                           (p) Liens not otherwise described in this Definition,
                  which secure up to $5 Million in the aggregate at any one time outstanding.

         The inclusion of any of the foregoing as a "Permitted Encumbrance" shall not affect its relative priority vis a vis any Collateral Interest created by a Borrower in favor of the Agent.

         "Permitted Indebtedness":  The following:
                           (a) Indebtedness under this Agreement.
                           (b) Indebtedness described on EXHIBIT 4:4-8, annexed
                  hereto.
                           (c) Indebtedness on account of a Permitted Real
                  Estate Transaction.
                           (d) Indebtedness secured solely by a Permitted
                  Encumbrance.
                           (e) Contingent obligations on account of endorsements
                  of instruments for deposit or collection in the ordinary course.
                           (f) Contingent  obligations  consisting of unsecured
                  guaranties, and other arrangements which have the functional effect of a guaranty, of another Borrower or of any Subsidiary of any Borrower.
                           (e) Permitted SubDebt.
                           (f) Indebtedness to any Affiliate.
                           (g) Capitalized Lease obligations, not to exceed $30
                  Million outstanding at any one time.

         "Permitted  Investments":  Each of the  following,  provided that it is held by the Parent; is subject to the prior perfected security interest of the Agent; and is denominated in United States
                  Dollars:
                           (a) Short-term obligations of, or fully guaranteed
                  by, the United States of America; or its agencies.
                           (b) Commercial  paper rated A-2 or better by Standard
                  and Poor's Corporation or P-2 or better by Moody's Investors Service, Inc. and securities commonly known as "short-term bank notes" issued by any Revolving Credit Lender denominated in United States dollars which at the time of purchase have been rated and the ratings for which are not less than P-2 if rated by Moody's Investors Services, Inc., and not less than A-2 if rated by Standard and Poor's Corporation.
                           (c) Demand deposit accounts maintained in the ordinary course of business.

                           (d)  Certificates  of  deposit  issued  by  and  time
                  deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.
                           (e) Municipal securities rated "A" or better as rated
                  by Standard and Poor's Corporation or Moody's Investors Service, Inc. and municipal securities mutual funds which have a weighted average life of less than two (2) years.
                           (f) Corporate debt securities  rated "A" or better as
                  rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. which mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries.
                           (g) Asset or mortgage backed  securities rated "A" or
                  better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. with an average life less than two (2) years; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000.
                           (h) Auction  rate  securities  rated "A" or better as
                  rated by Standard and Poor's Corporation or Moody's Investors Service, Inc.; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000.
                           (i)  Repurchase  agreements  relating  to a  security
                  which is rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. that mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000.
                           (j)  Municipal  securities  rated  "SP2" or better by
                  Standard and Poor's Corporation or "MIG2" or better by Moody's Investors Service, Inc. with an average life of less than two
                  (2) years; provided, that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000.
                           (k) Money market  mutual funds  regulated by SEC rule
                  2a-7 (17 CFR  270.2a-7)  under the  Investment  Company Act of
                  1940.
                           (l) Insurance company guaranteed investment contracts
                  or funding agreements with insurers rated A-2 or better by Standard and Poor's Corporation.
                           (m) Bond mutual funds  investing in securities  rated
                  "A" or better by Standard and Poor's Corporation which have a weighted average life of two (2) years or less.

         "Permitted Merger": A transaction which satisfies each of the following criteria:
                           (a) Not less than Thirty (30) days prior written
                  notice of the transaction has been given to the Agent (which notice shall be in reasonable detail as to the facts and circumstances relating to such proposed transaction).

                           (b) If any of the parties to the transaction is a Borrower, each of the following criteria is satisfied:
                                    (i)  If  the  Surviving  Entity  was  not  a
                           Borrower immediately prior to the initiation of the subject transaction, the Surviving Entity has assumed and has agreed to discharge all of the Liabilities strictly in accordance with their terms, which assumption is undertaken pursuant to documentation which is satisfactory to the Agent.
                                    (ii) The  Surviving  Entity  will be engaged
                           solely in the business in which the Borrowers had been engaged immediately prior to the initiation of the subject transaction or in a business which is reasonably related to that business.
                                    (iii)  All  assets of the  Surviving  Entity
                           will constitute "Collateral" as to which there is compliance with all relevant provisions of the Loan Documents (including, but not limited to, Section 4:4-25 of this Agreement), except to the extent that such compliance is relaxed as provided in Sections 8:8-2(a) and 4:4-27(a).
                                    (iv) If the  purchase  price for the subject
                           acquisition (calculated in a manner consistent with Paragraph (c) of the Definition of "Permitted Acquisition") equals or exceeds $7.5 Million, the Agent shall have been provided with an opinion of counsel to the Surviving Entity, subject only to such qualifications as reasonably may be satisfactory to the Agent, concerning the Surviving Entity, the Permitted Merger, compliance with Section 4:4-20 and such other matters as the Agent reasonably may request.
                                    (v) The Threshold Conditions shall have been
                           satisfied.
                           (c) If no party to the subject transaction is or
                  becomes a Borrower, all parties to the subject transaction were Affiliates immediately prior to the initiation of the subject transaction.

         "Permitted Real Estate  Financing":  Any loan  secured by a  Collateral
                  Interest in, or consisting of a sale and leaseback of, real estate owned by any Borrower or any Real Estate Subsidiary of any Borrower, the cumulative proceeds of which (net of the cost of the transaction) from all of such loans and sales and leasebacks closed on or after October 1, 1999, does not exceed $75 Million.

         "Permitted Repurchase"
                           (a) A purchase or repurchase, by the Parent of
                  its capital stock as follows:
                                    (i) With proceeds received from the issuance
                           of new shares of the Parent's capital stock.
                                    (ii)  Pursuant  to a program  adopted by the
                           Parent's Directors to repurchase stock options issued by the Parent.
                           (b) A purchase or repurchase,  by the Parent, or any
                  of its capital stock or of any of the 1997 Subordinated Notes, provided that the Threshold Conditions are satisfied in each instance.

         "Permitted SubDebt": The following Indebtedness:
                           (a) Indebtedness evidenced by the 1997 Subordinated
                  Notes.
                           (b) Indebtedness subordinated to the Liabilities
                  pursuant to written agreement satisfactory to the Agent.

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 8:8-1 hereof.

         "Pro-Rata":  A proportional distribution based upon a Revolving Credit
                  Lender's percentage claim to the overall aggregate amount being distributed.

         "Protective  Advances":  The  aggregate of  Revolving  Credit Loans and expenditures and incurrences of obligations by the Agent which are made or undertaken in the Agent's discretion to: protect or preserve the Collateral Interests which secure the Liabilities and the Agent's rights upon default or otherwise or which the Agent determine in the Agent's discretion (such as preservation of the Borrower's infrastructure), are appropriate to facilitate a Liquidation, provided, however, "Protective Advances" shall not exceed $10 Million in the aggregate at any one time outstanding.

         "Real Estate Subsidiary": Each Person listed on EXHIBIT 1:1-0, annexed hereto, and any Person which, after the date of this Agreement, becomes a Subsidiary of the Parent, 25% or more of whose assets constitute real estate or interests in real estate.

         "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "Receivables Collateral": That portion of the Collateral which consists of the Borrowers' Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrowers, and bankers' acceptances held by the Borrowers, and any rights to payment.

         "Register": Is defined in Section 16:16-2(c).

         "Requirement of Law": As to any Person:
                           (a)(i) All statutes, rules,  regulations,  orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.
                           (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and
                           (c) that Person's  by-laws  and/or other  instruments
                  which  deal  with   corporate   or  similar   governance,   as
                  applicable.

         "Reserve Percentage": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "Reserves": The following: Availability Reserves and Inventory Reserves

         "Revolving Credit": Is defined in Section 2:2-1.

         "Revolving Credit Ceiling": $250,000,000.00.

         "Revolving Credit Commitment Fee": Is defined in Section 2:2-13.

         "Revolving Credit Dollar Commitment":   As set forth on EXHIBIT 2:2-24,
                  annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "Revolving Credit Early Termination Fee": Is defined in Section 2:2-16.

         "Revolving Credit Lenders": Each Revolving Credit Lender to which
                  reference is made in the   Preamble of this Agreement and any
                  other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of to this Agreement.

         "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2:2-12(c)).

         "Revolving Credit Note":   Is defined in Section 2:2-10.

         "Revolving Credit Obligations": The aggregate of the Borrower's
                  liabilities, obligations, and   indebtedness of any character
                  on account of or in respect to the Revolving Credit.

         "Revolving Credit Percentage Commitment":   As set forth on EXHIBIT
                  2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "SEC":   The Securities and Exchange Commission.

         "Senior Officer": President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, and any other Person or officer reasonably so designated by the Agent, written notice of which designation is provided by the Agent to the Lead Borrower.

         "Stated Amount": The maximum amount for which an L/C or an Acceptance may be honored.

         "Store": A place at which a Borrower offers its Inventory for sale to the public.

         "Subsidiary": Any Person (a) 50% of whose stock or other divisible ownership interests having ordinary voting power, are owned or controlled, directly or indirectly by another Person or (b) of which another Person is the general partner or managing partner or the like.

         "SuperMajority   Lenders":   Revolving   Credit   Lenders  (other  than
                  Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "Surviving Entity": The Person which is the surviving entity of a Permitted Merger or of a Permitted Acquisition.

         "Suspension Event": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "SwingLine": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SwingLine Lender": BBRF.

         "SwingLine Loan Ceiling": $35,000,000.00 (subject to increase as provided in Section 15:15-4).

         "SwingLine Loans": Defined in Section 2:2-8.

         "TangibleNet Worth":  The  difference  between (a) the aggregate of the
                  Borrowers' Consolidated assets as reflected on its balance sheet prepared in accordance with GAAP, other than any of its assets reflected thereon which are generally regarded as "intangible" and (b) the aggregate of the Borrowers' Consolidated liabilities as reflected on its balance sheet.

         "Target": The Person which is being acquired in connection with a Permitted Acquisition.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10:10-12, below; or (c) the Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10:10-12, below.

         "Threshold Excess Availability": Forty Million Dollars ($40,000,000.00)

         "Threshold Conditions": The satisfaction of each of the following conditions:
                           (a) For the thirty (30) days immediately prior to the
                  subject transaction, Availability has not been less than Threshold Excess Availability.
                           (b) The  Agent was  provided,  not less than ten (10)
                  days prior to the closing on the subject transaction, with a forecast (prepared in accordance with the standards of Section 5:5-11(c)) which reflects that there will be Threshold Excess Availability at all times during the twelve (12) month period following the subject transaction.
                           (c) No Event of Default has occurred and is continuing and none will occur in consequence of such transaction.

         "Transfer":  Wire  transfer   pursuant  to  the  wire  transfer  system
                  maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17:17-1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "Unanimous Consent":  Consent of Revolving  Credit  Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 100% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "Unused Line Fee": Is defined in Section 2:2-15.

         "Usage": The decimal equivalent of a fraction, determined with respect to a fiscal month, in which (a) the numerator is the aggregate of (i) the average unpaid principal balance of the Loan Account plus (ii) the average Stated Amount of all L/C's and Acceptances, and (b) the denominator is $250,000,000.00.

         "Year 2000 Compliant": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.


ARTICLE 2: - THE REVOLVING CREDIT:

         2-1.     ESTABLISHMENT OF  REVOLVING CREDIT
                  (a The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.
                  (b Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in Section 5:5-4, below, and shall be subject to the following:
                           (i Such determination shall take into account those Reserves as the Agent may determine as being applicable thereto.
                           (ii The Cost of Eligible Inventory will be determined as follows:
                                    (A Unless the  Lead Borrower is required to
                  provide the Agent with a Borrowing Base Certificate on a weekly basis in accordance with Section 5:5-4(b), the Cost of Eligible Inventory shall be based on the Borrowers' net book value inventory.
                                    (B  If  the  Lead  Borrower  is  obliged  to
                  provide the Agent with a Borrowing Base Certificate on a weekly basis in accordance with Section 5:5-4(b), the Cost of Eligible Inventory shall be based on the Borrower's stock ledger inventory.
                           (iii Changes to the Inventory Advance Rate, as provided in the Definition of that term, shall take effect on not less than seven (7) days written notice by the Agent to the Lead Borrower.

                  (c). The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2:2-24.
                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely for the following:
                           (i) To retire the Parent's working capital facilities in effect at the execution of this Agreement.
                           (ii)  For  on-going   working   capital  and  general
         corporate requirements of the Borrowers.
                           (iii)    For Permitted Repurchases.
                           (iv)     For Permitted Acquisitions.

         2-2.     INITIAL RESERVES. CHANGES TO RESERVES.
                  (a) At the execution of this Agreement, the only Reserves are as follows:
                           (i) Availability Reserves:
                                    (A)     Customer Credit Liabilities.
                                            (I) 50% of the aggregate outstanding
                                    merchandise vouchers and gift certificates.
                                            (II)  100%  of  the   aggregate   of
                                    deposits  on  special  orders.  (B) 3 months
                                    rent for Stores in  Virginia,  Pennsylvania,
                                    and Washington in which more than a de
                                    minimis amount of  the Borrower's Inventory
                                    is located).
                           (ii) Inventory Reserves:
                                    (A)  The  Cost of the  Borrowers'  Inventory
                  located at any "return center" maintained by the Borrower.
                                    (B)   Capitalized    Inventory   Costs:   As
                  calculated from the Borrowers'  general ledger.

                  (b) The Agent shall provide not less than seven (7) days prior notice to the Lead Borrower of the establishment of any Reserve (other than those established at the execution of this Agreement) except that the following may be undertaken without such prior notice:
                           (i) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which change reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and
                           (ii) the creation of, or a change to an existing Reserve on account of circumstances which the Agent determines as having a Material Adverse Change on the maintenance of loan to collateral values.; and

                           (iii) the  creation of  Reserves in concert  with the
         Lead   Borrower's   becoming   obliged  to  provide  a  Borrowing  Base
         Certificate on a weekly basis in accordance with Section 5:5-4(b)

         2-3.     ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).
                  (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an Overloan.
                  (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 12:12-3(a) (which relates to each Revolving Credit Lender's making amounts available to the Agent) and to Sections 15:15-3(a) and 15:15-3(a) (which relate to Permissible Overloans).
                  (c) The Revolving Credit Lenders' providing of an Overloan on any one occasion does not affect the obligations of the Borrowers hereunder (such as the Borrowers' obligation to immediately repay any amount which otherwise constitutes an Overloan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2-4. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2-5. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Agent shall endeavor to have an L/C issued for the account of the Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein, provided that:
                  (a)      Borrowing Base will not be exceeded.
                  (b) The amount of the loan or advance or L/C so requested does not exceed Availability. (c) The Revolving Credit has not been suspended as provided in Section 2:2-6(g).

         2-6.     REVOLVING CREDIT LOAN REQUESTS
                  (a) Requests for loans and advances under the Revolving Credit may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Agent.
                  (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:
                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 2:30PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $500,000.00.
                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00PM Three
         (3) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000.00 and in increments of $500,000.00 in excess of such minimum.
                           (iii) Any Eurodollar Loan which matures while a Suspension Event is extant shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Eurodollar Loan.
                  (c) Any request for a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Agent.
                  (d) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrowers as provided in Section 2:2-19.
                  (e) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Agent.
                  (f) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Lead Borrower that as of the date of such request, each of the following is true and correct:
                           (i) There has been no material adverse change in the Borrowers' Consolidated financial condition from the most recent financial information furnished Agent or any Revolving Credit Lender pursuant to this Agreement.

                           (ii) The Borrowers are in compliance with, and have not breached any of, their covenants contained in this Agreement.
                           (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request (other than any representation which is made only as of a specific date), it being understood that any representation which is made by reference to an EXHIBIT hereto shall be deemed a representation as of the date of this Agreement).
                           (iv) No Suspension Event is then extant. (g) Upon the
                  occurrence from time to time of any Suspension Event:
                           (i) The Agent may suspend the Revolving Credit immediately.
                           (ii) Neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.
                           (iii) The Agent may suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

         2-7.     MAKING OF REVOLVING CREDIT LOANS
                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Disbursement Account or as otherwise instructed by the Lead Borrower.
                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:
                           (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).
                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).
                  (c) There shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

         2-8.     SWINGLINE LOANS
                  (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.
                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.
                  (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-8(c), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. The Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.
                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".
                  (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

         2-9.     THE LOAN ACCOUNT
                  (a) An account ("Loan Account") shall be opened on the books of the Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.
                  (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.
                  (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the Account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable within fifteen days after demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Revolving Credit Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrowers' obligations under Section 2:2-11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2:2-9(e) shall bear interest , at the interest rate then and thereafter applicable to Base Margin Loans.
                  (f) Any statement rendered by the Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by the Lead Borrower and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Agent with written objection thereto within Sixty (60) from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-10.    THE REVOLVING CREDIT NOTES. The Borrowers' Obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of
EXHIBIT 2:2-10, annexed hereto, executed by the Borrowers, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Agent.

         2-11.    PAYMENT OF THE LOAN ACCOUNT
                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.
                  (b) The Borrowers, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no Overloan outstanding.
                  (c) The Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2:2-11(a) and 2:2-11(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse the Borrowers from any indemnification obligation under Section 2:2-11(e).
                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (e) The Borrowers shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense which the Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:
                           (i) Default by any Borrower in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.
                           (ii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Revolving Credit Lender as "breakage fees" (so-called).

         2-12.    INTEREST ON REVOLVING CREDIT LOANS.
                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2:2-6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.
                  (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.
                  (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower.
                  (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than six (6) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.
                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:
                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.
                           (ii)     On the Termination Date and on the End Date.
                           (iii) If an Event of Default has occurred and is continuing, with such frequency as may be determined by the Agent.
                  (f) At the option of the Agent or at the instruction of the SuperMajority Lenders, if an Event of Default has occurred and is continuing and following the earlier of (i) the giving of a notice exercising its rights under this section, or (ii) Acceleration, all Revolving Credit Loans shall bear interest at a rate which is the aggregate of the rate applicable to Base Margin Loans plus Two Percent (2%) per annum.

         2-13.    REVOLVING CREDIT COMMITMENT FEE
                  (a) As compensation for the respective commitments of those Persons who are Revolving Credit Lenders at the execution of this Agreement to make loans and advances to the Borrowers under the Revolving Credit and as compensation for such Revolving Credit Lenders' respective maintenance of sufficient funds available for such purpose, such Revolving Credit Lenders have earned the "Revolving Credit Commitment Fee" (so referred to herein) payable at the times and in the amounts as set forth in the Fee Letter.

         2-14.    AGENT'S FEE.  In addition  to any other fee or  expense to be paid by the Borrower on account of the Revolving Credit, the Borrowers shall pay the Agent the "Agent's Fee" at the times and in the amounts as set forth the Fee Letter.

         2-15.    UNUSED LINE FEE.  In  addition  to any  other fee to  be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "Unused Line Fee" (so referred to herein) of 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payments being made in respect of the first fiscal quarter after the closing and on the Termination Date) between the Revolving Credit Ceiling and the aggregate, during such period of (a) the average unpaid principal balance of the Loan Account plus (b) the average Stated Amount of all L/C's and Acceptances . The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

         2-16.    REVOLVING CREDIT EARLY TERMINATION FEE.
                  (a) Except as provided in Section 2:2-16(b), in the event that the Termination Date occurs, for any reason, prior to December 1, 2000, the Borrowers shall pay to the Agent , for the benefit of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) equal to 0.5 percent of the Revolving Credit Ceiling.
                  (b) No Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in concert with a refinancing of the Revolving Credit agented or provided by BBRF or any affiliate of BBRF, it being understood that neither any Revolving Credit Lender nor any affiliate of any Revolving Credit Lender has agreed to provide or to entertain a request to provide any such refinancing.

         2-17.    CONCERNING FEES.  The  Borrowers  shall not be  entitled  to any credit, rebate or repayment of the Revolving Credit Commitment Fee, Agent's Fee, Unused Line Fee, Revolving Credit Early Termination Fee, or other fee earned by the Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

         2-18.    AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION
                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to that Person's exercise of its judgment, in good faith, based upon that Person's consideration of any such factor as the Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, believes:
                           (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's Collateral Interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).
                           (ii) Indicates that any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.
                           (iii) Constitutes a Suspension Event.
                  (b) In the exercise of such judgement, the Agent and each Revolving Credit Lender also may take into account any of the following factors:
                           (i) Those included in, or tested by, the definitions of "Eligible Inventory," and "Cost".
                           (ii) Material changes in or to the mix of the Borrower's Inventory.
                           (iii) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.
                           (iv) Such other factors as the Agent and each Revolving Credit Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

         2-19.    PROCEDURES FOR ISSUANCE OF L/C'S
                  (a) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrowers. Each such request shall be in such manner as may from time to time be acceptable to the Agent.
                  (b) The Agent will cause the issuance of any L/C so requested by the Lead Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-6(g) and if so issued:
                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Seventy-five Million Dollars and No Cents ($75,000,000.00).

                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date (unless the Borrowers provide cash collateral reasonably satisfactory to the Agent in an amount equal to not less than 105% of the Stated Amount of any L/C which has an expiry after that date) or the following:
                                    (A) Standby's:  One (1) year  from  initial
                            issuance.
                                    (B) Documentary's:180  days from issuance.
                           (iii) Borrowing Base would not be exceeded.
                  (c) The Borrowers shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.
                  (d) There shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of the following to the extent that any of the following occurs for reasons not within the reasonable control of the Issuer:
                           (i) Any delay of the Issuer to issue an L/C or Acceptance.
                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C or Acceptance.
                  (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place, unless such honoring results in the issuance of an Acceptance (in which event, the Borrowers shall reimburse the Issuer for the amount of any honoring of such Acceptance on the same day on that Acceptance is honored). The Agent, without the request of the Borrowers or the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Agent's rights under Section 2:2-11(b) hereof.

         2-20.    FEES FOR L/C'S AND ACCEPTANCES
                  (a) The Borrowers shall pay to the Agent the following fees, on account of L/C's and Acceptances, the issuance of which had been procured by the Agent, quarterly in arrears, and on the Termination Date and on the End Date, equal to the following percentage per annum of the weighted average Stated Amount o the subject L/C's outstanding during the period in respect of which such fee is being paid except that, if an Event of Default has occurred and is continuing, such fee shall be increased by two percent (2%) per annum:
                           (i) Standby L/C's: The Eurodollar Margin(s) in effect during the subject quarter.
                           (ii) Documentary L/C's: The Eurodollar Margin(s) in effect during the subject quarter minus Fifty (50) basis points.

                           (iii) Acceptances: The Eurodollar Margin(s) in effect during the subject quarter minus Fifty (50) basis points.
                  (b) In addition to the fee to be paid as provided in Subsection 2:2-20(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), those fees associated with the issuance, processing, negotiation, amendment, and administration of the L/C's and the Acceptances as set forth in the L/C Fee Letter.
                  (c) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:
                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C or any Acceptance; or
                           (ii) impose on any Issuer any other condition or requirements relating to any such L/C's or Acceptances;

and the result of any event referred to in Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, shall be to increase the cost to any Revolving Credit
Lender any Issuer of issuing or maintaining any L/C or Acceptance (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers, shall pay to the Agent, from time to time, within fifteen (15) days of when so specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

          2-21.    CONCERNING L/C'S AND ACCEPTANCES
                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C or Acceptance shall be responsible in any way for:
                           (i) The performance by any beneficiary under any L/C or payee under any Acceptance of that beneficiary's and/or payee's obligations to any Borrower.
                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C or Acceptance if (with respect to the foregoing) such documents on their face appear to be in order.
                  (b) The Issuer may honor, as complying with the terms of any L/C or Acceptance and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.
                  (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:
                           (i)      Select an advising bank, if any.
                           (ii)     Select a paying bank, if any.
                           (iii)    Select a negotiating bank.
                  (d) All directions, correspondence, and funds transfers relating to any L/C and of any Acceptance are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C and under any Acceptance which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
                  (e) The Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any subsequent respective revisions thereof.
                  (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:
                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.
                           (ii) The Borrowers' consent to any amendment or waiver of, or consent to the departure from, any L/C.
                           (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-22.    CHANGED CIRCUMSTANCES
                  (a) The Agent may advise the Lead Borrower that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:
                           (i) Adequate and fair means do not exist for
         ascertaining the rate for Eurodollar Loans.
                           (ii) The continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Agent or any Revolving Credit Lender the Agent or any Revolving Credit Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).
                           (iii) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Agent advises the Lead Borrower of an occurrence described in Section 2:2-22(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:
                           (i) The obligation of each affected Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.
                           (ii) Any notice which the Lead Borrower had given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2:2-22(a), shall be deemed at the option of the Agent to not having been given.

         2-23.    DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.
                  (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2:2-1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Revolving Credit Lenders on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.
                  (b) The Lead Borrower shall act as a conduit for the Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan..
                  (c) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Lead Borrower shall be deposited into the Disbursement Account or as otherwise indicated by the Lead Borrower, which shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

         2-24     LENDERS' COMMITMENTS
                  (a) Subject to Section 16:16-1 (which Section 16:16-1 provides for assignments and assumptions of commitments), each Revolving Credit Lender's "Revolving Credit Percentage Commitment", and "Revolving Credit Dollar Commitment" (respectively so referred to herein) is set forth on EXHIBIT 2:2-24, annexed hereto.
                  (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:
                           (i) That Revolving  Credit Lender's Revolving Credit
                  Commitment Percentage of the subject loan or advance or of Availability.
                           (ii) That Revolving Credit Lender's Revolving Credit
                  Dollar Commitment.
                  (c) No Revolving Credit Lender shall have any liability to any Borrower on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.
                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred and is continuing (in which event, no consent of the Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

                  (e) Upon written notice given the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2:2-24(d):
                           (i) The Borrowers shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.
                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.


ARTICLE 3: - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3:3-1 through and including 3:3-3, (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3:3-5 through and including 3:3-9, shall have been satisfied:

         3-1.     CORPORATE DUE DILIGENCE.
                  (a) Certificates of corporate good standing issued by the respective Secretaries of States for the States under whose laws each of the Borrowers is organized.
                  (b) Certificates of due qualification, in good standing, issued by the Secretaries of State of each State in which the nature of a Borrower's business conducted or assets owned could require such qualification.
                  (c) Certificates of the Borrowers' respective Secretaries of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2.     OPINION.  An  opinion of counsel to the Borrowers  in form and substance satisfactory to the Agent.

         3-3.     OFFICERS' CERTIFICATES.  Certificates  executed by  the Chief
Financial Officer and Executive Vice President of the Lead Borrower and stating that the representations and warranties made by the Borrowers to the Agent and the Revolving Credit Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-4.     ADDITIONAL DOCUMENTS.  Such  additional  instruments  and
documents as the Agent or its counsel reasonably may require or request including, without limitation, the following:
                  (a) A Pledge  Agreement,  executed by the Parent,  pursuant to which the Parent has created a security interest in and pledged to the Agent all capital stock of each Borrower (other than the Parent) and of all other Subsidiaries.
                  (b) A Security  Agreement pursuant to which security interests are created in all trademarks owned by any Borrower or any Subsidiary.
                  (c) The Blocked  Account  Agreement (as to which,  see Section
7:7-1(a)(i)).
                  (d) The Notifications to Credit Card Processors (as to which, see Section 7:7-1(a)(ii)).
                  (e) The Notification to  the Borrowers' depositories described in Section 7:7-1(a)(iii).
                  (f) Notice to the Borrowers' accountants that:
                           (i) One reason for the engagement of such accountants
is to satisfy the financial reporting requirements set forth in Article 5: of this Agreement.
                           (ii) The  Borrowers  have been advised that the Agent
                  and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.
                  (g) Agreements (each in form  reasonably  satisfactory to the
Agent) with the Borrowers' lumber unloading service, warehousemen, and inventory consolidator(s).
                  (h) Evidence (in form reasonably satisfactory to the Agent) of the release, by General Electric Credit Corporation, of any Encumbrance created by any Borrower in favor of General Electric Credit Corporation.

         3-5.     REPRESENTATIONS AND WARRANTIES.  Each  of the  representations made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of any Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         3-6.     MINIMUM DAY ONE EXCESS AVAILABILITY.  After giving  effect  to the first funding under the Revolving Credit and L/C to be issued at or promptly following such funding, Excess Availability shall not be less than $150 Million.

         3-7.     ALL FEES AND EXPENSES PAID.  All fees due at or  immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid in full.

         3-8.     NO SUSPENSION EVENT.  No Suspension Event shall then exist.

         3-9.     NO ADVERSE CHANGE.  No event shall have occurred or failed to occur, which occurrence or failure is or could have a Material Adverse Effect upon the Borrowers when compared with the Borrowers' condition at October 31, 1999.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender until received and accepted by the Agent at its head offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Agent at said head office.


ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) each Borrower, in addition to all other representations, warranties, and covenants made by any Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         4-1.     PAYMENT AND PERFORMANCE OF LIABILITIES.  The  Borrowers  shall pay each Liability when due and shall promptly, punctually, and faithfully perform each other Liability.

         4-2.     DUE ORGANIZATION. CORPORATE AUTHORIZATION. NO CONFLICTS.
                  (a) Each Borrower presently is and shall hereafter remain in good standing as a corporation under the laws of the State of its incorporation, as set forth in the Preamble to this Agreement, and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification may be necessary, except where the failure to so qualify would have a Material Adverse Effect.
                  (b) Each Affiliate of any Borrower, on the date of this Agreement , is listed on EXHIBIT 4:4-2, annexed hereto. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.
                  (c) Each Affiliate listed on EXHIBIT 4:4-2 (except for the Parent) is a Subsidiary of the Parent. No Borrower (except for the Parent) will create any Subsidiary nor will the Parent permit any Subsidiary to create any Subsidiary other than in compliance with all applicable requirements of this Agreement.
                  (d) No Borrower shall change its State of incorporation or its taxpayer identification number other than pursuant to a Permitted Merger.
                  (e) Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.
                  (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:
                           (i) Have been duly authorized by all necessary corporate action.
                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of any Borrower.
                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of any Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.
                  (g) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against that Borrower in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4-3.     TRADE NAMES.
                  (a) EXHIBIT 4:4-3, annexed hereto, is a listing of:
                           (i) All names under which each Borrower conducted its business during the past five (5) years.
                           (ii) All entities and/or persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets, in each instance, during the past five (5) years.
                  (b) The Lead Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless that Borrower is then in compliance with all provisions of this Agreement.

         4-4.     INFRASTRUCTURE.
                  (a)  Each   Borrower  has  and  will   maintain  a  sufficient
infrastructure to conduct its business as presently conducted and as contemplated to be conducted.
                  (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.
                  (c) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where any such conflict would not reasonably be expected to have a Material Adverse Effect.

         4-5.     YEAR 2000 COMPLIANCE.
                  (a) Based upon a diligent inquiry undertaken by the Lead Borrower, it appears that, the Borrowers are Year 2000 Compliant in all material respects.
                  (b) The Borrower will not suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which reasonably could be expected to have a Material Adverse Effect.

         4-6.     LOCATIONS.
                  (a) As of the date of this agreement, the Collateral, and the books, records, and papers of Borrowers pertaining thereto, are kept and maintained solely at the following locations:
                           (i) The Borrowers' chief executive offices at 3345 Michelson Drive, Irvine, California 92612.
                           (ii) Those locations which are listed on EXHIBIT 4:4-6, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each landlord of each Borrower.
                  (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4:4-6 except for the following purposes:
                           (i) To move Inventory from one such location to another such location.
                           (ii) To accomplish sales of Inventory in the ordinary ordinary course of business.
                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).
                           (iv) To Stores opened after the execution of this Agreement, but only where there is compliance with the Section 4:4-6(c)
                           (v) In connection with any disposition of Collateral permitted by Section 4:4-14(d).
                           (vi) To other locations, not less than Thirty (30) days prior written notice of which is provided to the Agent, and provided that there is compliance with all relevant provisions of the Loan Documents (including, but not limited to, Section 4:4-25) in connection therewith.
                  (c) No Borrower will execute any Lease other than in the ordinary course of business, not otherwise in violation of the Agreement, nor open any new Store on less than thirty (30) days prior written notice(with reasonable particularity) to the Agent (and then, only if such opening is in compliance with Section 4:4-25).
                  (d) Each Borrower may alter, modify, or amend any Lease; provided that no such amendment shall result in a violation of this Agreement nor in any Borrower's granting a landlord an Encumbrance on any Borrower's Inventory or Equipment.
                  (e) The Borrowers may permanently close up to a cumulative total of twenty two (22) Stores, provided that, in each instance, the Agent is given not less than ten (10) days prior notice thereof. (f) Except as otherwise disclosed pursuant to, or permitted by, this Section 4:4-6, no tangible personal property of any Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         4-7.     TITLE TO ASSETS.
                  (a) At the execution of this Agreement, the Borrowers are the owners of the Collateral free and clear of any Encumbrances other than Permitted Encumbrances.
                  (b) Each Borrower, while the owner of any Collateral, shall keep that Collateral free and clear of all Encumbrances other than Permitted Encumbrances.
                  (c) No Borrower has, and none shall have possession of, any property on consignment to that Borrower the Cost of which, when aggregated with the Cost of Inventory on which there is an Encumbrance, exceeds two percent (2%) of the Cost of all of the Borrowers' Inventory at that time.
                  (d) No Borrower, nor any Subsidiary of a Borrower, may obtain any loan secured by real estate or enter into any sale and leaseback transaction other than a Permitted Real Estate Financing.

         4-8.     INDEBTEDNESS.  The Borrowers do not and shall not hereafter have any Indebtedness other than Permitted Indebtedness.

         4-9.     INSURANCE.
                  (a) EXHIBIT 4:4-9, annexed hereto, is a schedule of all property, liability, and business interruption insurance policies owned by the Borrowers or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.
                  (b) The Borrowers shall have and maintain at all times insurance covering the Collateral for such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as is consistent with sound and prudent industry practices.
                  (c) All insurance carried by any Borrower shall provide for a minimum of thirty (30) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.
                  (d) The coverage reflected on EXHIBIT 4:4-9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that such requirements may change hereafter to reflect changing circumstances.
                  (e) The Lead Borrower shall furnish the Agent from time to time with certificates or other evidence satisfactory to the Agent regarding compliance by the Borrowers with the foregoing requirements.
                  (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Agent, at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

                  (g) The Lead Borrower shall advise the Agent of each claim in excess of $1,000,000.00 made by any Borrower under any policy of insurance which covers the Collateral and at any time a Suspension Event is extant will permit the Agent, at the Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim (and of all claims at any time a Suspension Event is extant). The Borrowers hereby appoint the Agent as the Borrowers' attorney in fact, effective at any time a Suspension Event is extant, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent. The Agent shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which the Agent had an opportunity to be heard) that such exercise was grossly negligent manner or in willful misconduct. The Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Agent may determine.

         4-10.    LICENSES.  Except for matters which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect,
                  (a) each  license,  distributorship,  franchise,  and  similar agreement issued to, or to which any Borrower is a party is in full force and effect; and
                  (b) no party to any such license or agreement is in default or violation thereof; and
                  (c) no Borrower has received any notice or threat of
cancellation of any such license or agreement.

         4-11. LEASES. EXHIBIT 4:4-11, annexed hereto, is a schedule of all presently effective Capital Leases as of the date of this Agreement. (Exhibit 4:4-6 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect as of the date hereof. As of the date hereof no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease except for matters which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each Borrower hereby authorizes the Agent at any time and from time to time while a Suspension Event is extant, to contact any of that Borrower's landlords in order to confirm that Borrower's continued compliance with the terms and conditions of the Lease(s) between that Borrower and that landlord and to discuss such issues, concerning that Borrower's occupancy under such Lease(s), as the Agent may determine.

         4-12.    REQUIREMENTS OF LAW.  Each Borrower is in compliance  with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not reasonably be expected to have a Material Adverse Effect. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimus adverse effect on that Borrower's business or assets), which violation reasonably could be expected to have a Material Adverse Effect.

         4-13.    LABOR RELATIONS
                  (a) As of the date of this Agreement, no Borrower is party to any collective bargaining or other labor contract.
                  (b) There is not presently pending and, to the Borrower's knowledge, there is not threatened. any of the following which reasonably could be expected to have a Material Adverse Effect.
                           (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.
                           (ii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Requirement of Law pertaining to labor relations or National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have a Material Adverse Effect.
                           (iii) Any lockout of any employees by any Borrower, (and no such action is contemplated by any Borrower).
                           (iv) Any application for the certification of a collective bargaining agent.
                  (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute which reasonably could be expected to have a Material Adverse Effect.
                  (d) Each Borrower:
                           (i) Has complied in all material respects with all Requirements of Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.
                           (ii) Is not liable for the payment of a material amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for any Borrower's failure to comply with any Requirement of Law referenced in Section 4:4-13(d)(i).

         4-14.    MAINTAIN PROPERTIES.  Each Borrower shall:
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.
                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than any of the following:
                           (i)  The  sale  Inventory  in  compliance  with  this
         Agreement  (as  to  which,  in  general,  see  Section  6:6-1  of  this
         Agreement).
                           (ii) The sale of Collateral by one Borrower to another, which sale or other disposition is otherwise in conformity with this Agreement.
                           (iii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrowers.
                           (iv) The disposal of Equipment in concert with Store closures permitted pursuant to Section 4:4-6(e).
                           (v) The  turning  over to the  Agent of  Receipts  as
         provided   herein.
                           (vi)  The   disposition  of  any non-merchandise
         inventory (such as labels, bags, and packaging materials); damaged goods; return to vendor merchandise; packaways; consigned inventory; and other similar categories of Goods otherwise in compliance with this Agreement.

         4-15.    TAXES.
                  (a) The Lead Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrowers' federal income tax returns for all tax years through and including the Borrower's taxable year referenced on EXHIBIT 4:4-15, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled .
                  (b) Each Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against that Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of that Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon that Borrower by reason of withholding from employees' pay or by reason of that Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by that Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom that Borrower is obligated to so file, provided, however, the Lead Borrower, after establishing proper reserves, may in good faith and by appropriate proceedings contest any tax, assessment, or other governmental charge, subject however, to Section 4:4-15(c).

                  (c) No borrower shall suffer or permit any tax lien to be filed against it, which tax lien includes any Inventory, Account, or right to payment of that Borrower.
                  (d) At its option, if an Event of Default has occurred and is continuing, or prior to such occurrence if the Agent in good faith determines that an Encumbrance, having priority over the Agent's Collateral Interests, otherwise might arise, the Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of any Borrower's Employee Benefit Plan as the Agent, in the Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by any Borrower's failure to have made such payment.

         4-16.    NO MARGIN STOCK.  No Borrower is engaged  in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock other than in compliance with all Requirements of Law.

         4-17.    ERISA.  Except for matters  which  individually  or in the aggregate are not reasonably expected to have a Material Adverse Effect, no Borrower nor any ERISA Affiliate ever has or hereafter shall:
                  (a) Fail to be in compliance with that Borrower's Employee
Benefit Plan.
                  (b) Fail timely to file all reports and filings required by
ERISA to be filed by any Borrower.
                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).
                  (d) Engage  in, or commit,  any act such that a tax or penalty could be imposed upon any Borrower on account thereof pursuant to ERISA.
                  (e)  Accumulate  any material  funding  deficiency  within the meaning of ERISA.
                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.
                  (g) Be a member  of,  contribute  to,  or have any  obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         4-18.    HAZARDOUS MATERIALS
                  (a) Except for matters which individually or in the aggregate are not reasonably expected to have a Material Adverse Effect, no Borrower has ever:
                           (i) Been legally responsible for any release or threat of release of any Hazardous Material.
                           (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by that Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.
                  (b) Each Borrower shall:
                           (i) Dispose of any Hazardous Material only in compliance in all material respects with all Environmental Laws.
                           (ii) Not store on any site or vessel occupied or operated by that Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of that Borrower's business and is in compliance in all material respects with all Environmental Laws.
                  (c) The Lead Borrower shall provide the Agent with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss any Borrower may be liable, where such expense or loss reasonably could be expected to have a Material Adverse Effect.

         4-19.    LITIGATION.  Except as described in EXHIBIT 4:4-19,  annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to that Borrower, reasonably could be expected to have a Material Adverse Effect

         4-20.    DIVIDENDS. INVESTMENTS. CORPORATE ACTION
                  (a) No Borrower shall:
                           (i) Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock, except that the Parent may declare and issue dividends of its own capital stock.
                           (ii) Except for a Permitted Repurchase, own, redeem, retire, purchase, or acquire any of that Borrower's capital stock.
                           (iii) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than the following:
                                    (A) A Permitted Repurchase.
                                    (B) A Permitted Investment.
                           (iv) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity or consolidate any operations of that Borrower with those of any other corporation or other entity other than a Permitted Merger.
                           (v) Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.
                           (vi) Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Agreement other than as a Permitted Acquisition.
                  (b) The Parent shall not permit any Subsidiary to undertake any of the foregoing actions unless, if that Affiliate were a Borrower, that Affiliate could have done so.

         4-21     LOANS.  No Borrower  shall make any loans or advances  to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:
                  (a) Advance payments made to that Borrower's suppliers in the ordinary course.
                  (b) Advances to that Borrower's officers, employees, and
salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Borrower.
                  (c) Loans to Affiliates  which, when aggregated with all loans by the Borrowers to their Affiliates, does not exceed $1,000,000.00.

         4-22.    PROTECTION OF ASSETS.  The Agent,  in the  Agent's  discretion if an Event of Default has occurred and is continuing, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Agent reasonably may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section 4:4-22.

         4-23.    LINE OF BUSINESS.  No Borrower  shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

         4-24.    AFFILIATE TRANSACTIONS.  No Borrower shall make any payment, nor give any value to any Affiliate except for Permitted Affiliate Transactions.

         4-25.    FURTHER ASSURANCES
                  (a) No Borrower is the owner of, nor has it any interest in, any Core Collateral which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3:) will not be subject to perfected Collateral Interests in favor of the Agent (subject only to Permitted Encumbrances and except as contemplated by
Section 4:4-27(a)) to secure the Liabilities.
                  (b) No Borrower will hereafter acquire ownership of, or any interest in, any Core Collateral which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances and except as contemplated by Section 4:4-27(a)).
                  (c) Each Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may be required by the Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.
                  (d) Each Borrower hereby designates the Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's Collateral Interests in the Collateral.
                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4:4-25 shall be sufficient for filing to perfect the security interests granted herein.

         4-26.    ADEQUACY OF DISCLOSURE
                  (a) All financial statements furnished to the Agent and to each Revolving Credit Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of any Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) As of the date of this agreement, no Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Agent and to each Revolving Credit Lender prior to the execution of this Agreement.
                  (c) To the best knowledge of the Borrower, no document, instrument, agreement, or paper now or hereafter given the Agent and to each Revolving Credit Lender by or on behalf of any Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or, when taken as a whole, will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower (other than risks disclosed by the Parent to the Agent or in its filings with the SEC) which in the foreseeable future could reasonably be expected to have a Material Adverse Effect.

         4-27. NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or permit any Affiliate or Subsidiary to become subject to any Agreement which prohibits or restricts, in any manner, that Borrower's or that Borrower's
Subsidiaries':
                  (a) Creation of, and granting of Collateral Interests in favor of the Agent (other than in documentation which evidences Indebtedness secured solely by a purchase money security interest in Equipment otherwise permitted by this Agreement).
                  (b) Incurrence of Liabilities.

         4-28.    OTHER COVENANTS.  No  Borrower  shall  indirectly  do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.


ARTICLE 5: - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5-1.     MAINTAIN RECORDS.  The Borrowers shall:
                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.
                  (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.
                  (d) At all times retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent.
                  (e) Not change any Borrower's fiscal year.

         5-2.     ACCESS TO RECORDS
                  (a) Each Borrower shall accord the Agent with access, at reasonable times, on reasonable notice, from time to time as the Agent may require to all properties owned by or over which that Borrower has control. The Agent shall have the right, and each Borrower will permit the Agent from time to time as Agent may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Agent.
                  (b) Each Borrower hereby authorizes the Agent to:
                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to that Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.
                           (ii) Verify, in a manner consistent with customary commercial financing standards, the Collateral or any portion thereof, including verification with Account Debtors, and/or with that Borrower's computer billing companies, collection agencies, and accountants and if an Event of Default has occurred and is continuing, to sign the name of that Borrower on any notice to that Borrower's Account Debtors or verification of the Collateral.
                  (c) The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section 5:5-2 as fully as if the Agent were doing so.

         5-3.     NOTICE TO AGENT
                  (a) The Lead Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:
                           (i)  Any change in any Borrower's Senior Officers.

                           (ii) Any ceasing of any Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a good faith dispute).
                           (iii) Any failure by any Borrower to pay rent at any of that Borrower's locations, which failure continues for more than ten
         (10) days following the last day on which such rent was payable, where the result of such failure is a Material Adverse Effect.
                           (iv)  Any Material Adverse Change.
                           (v)   The occurrence of any Suspension Event.
                           (vi) Any intention on the part of the Parent to discharge the Parent's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5:5-1(d)).
                           (vii) Any litigation which, if determined adversely to any Borrower, could reasonably be expected to have a Material Adverse Effect.
                           (viii) Any difficulties in the Borrowers' maintaining their operations as Year 2000 Compliant, where such difficulties could reasonably be expected to have a Material Adverse Effect.
                  (b) The Lead Borrower shall:
                           (i) Provide the Agent, promptly after being so distributed, with copies of any materials distributed to the shareholders of any Borrower (qua such shareholders).
                           (ii) Provide the Agent, promptly after being filed with the SEC, all registration statements, annual, quarterly, and other reports filed by the Parent.
                           (iii) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).
                           (iv) Provide the Agent, promptly following receipt by the Parent, with a copy of any management letter or similar communications from any accountant of the Parent.

         5-4.     BORROWING BASE CERTIFICATE
                  (a) Subject to Section 5:5-4(b), the Lead Borrower shall provide the Agent, by facsimile transmission, by no later than 2:30p.m. on the eleventh Business Day of each month, with a Borrowing Base Certificate (in the form of EXHIBIT 5:5-4 annexed hereto, as such form may be revised from time to time by the Agent) as of the last day of the then immediately prior month.
                  (b) Following the occurrence of any Availability Trigger Event, the Lead Borrower shall provide the Agent with such a Borrowing Base Certificate by no later than 2:30p.m. on each Wednesday (as of the then immediately prior Saturday) unless and until the occurrence thereafter of any Availability Trigger Cure (in which event, the weekly obligation imposed by this Section 5:5-4(b) shall revert to a monthly obligation under, and subject to, the conditions of Section 5:5-4(a)).

         5-5.     COLLATERAL REPORTING REQUIREMENTS.  The Lead  Borrowers  shall provide the Agent with those collateral reports described and within the time frames provided for by EXHIBIT 5:5-5, annexed hereto.

         5-6.     MONTHLY STATEMENT.  Within Thirty (30) days of the end of the then previous month, commencing with the Borrowers' fiscal November as the first such previous month, the Lead Borrower shall provide the Agent with the following:
                  (a)  An  internally   prepared  financial   statement  of  the
Borrowers' financial condition and the results of its operations for the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison of same Store sales for the corresponding period of the then immediately previous year, as well as to the Business Plan.
                  (b) The officer's compliance  certificate described in Section
5:5-9.

         5-7.     QUARTERLY REPORT.  Quarterly,  within Forty Five (45) days following the end of each of the Borrowers' first three fiscal quarters of its fiscal year, the Lead Borrower shall provide the Agent with the following:
                  (a) A management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows and comparisons of same Store sales for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.
                  (b) The officer's compliance  certificate described in Section
5:5-9.

         5-8.     ANNUAL REPORTS.  Annually,  within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agent with the following:
                  (a) A 10-K report for the Borrowers filed, or to be filed with the SEC, which shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
                  (b) The officer's compliance  certificate described in Section
5:5-9.

         5-9.     OFFICERS' CERTIFICATES.  The Lead  Borrower  shall cause a
Senior Officer to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
                  (a)  Indicate  that the  subject  statement  was  prepared  in accordance with GAAP or the requirements of this Agreement and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:
                           (i) Usual year end adjustments  (this exception shall
         not be included in the Certificate which accompanies such annual statement).
                           (ii)  Material  Accounting  Changes (in which  event,
         such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5:5-12.
                  (b) Indicate either that (i) no Suspension  Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.
                  (c) Include calculations  concerning the Borrowers' compliance
(or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5:5-12 hereof.

         5-10.    INVENTORIES. APPRAISALS. AUDITS
                  (a) The  Agent,   at  the  expense  of  the  Borrowers,   may
participate in and/or observe each count and/or physical inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.
                  (b) The Borrowers, shall cause physical inventories to be undertaken as follows:
                           (i)  Subject to Section 5:5-10(b)(ii), the Borrowers,
         at their own expense, shall cause at least one (1) physical inventory to be undertaken in each fiscal year during which this Agreement is in effect (the scheduling of which inventory shall be subject to the Agent's discretion after the occurrence and continuance of any Event of Default) conducted by such inventory takers as are satisfactory to the Agent and the Parent and which employs a methodology consistent with that which had been employed in physical inventories taken prior to November 1, 1999.
                           (ii)  The  Agent  may  cause  or  require  additional
         inventories to be undertaken (in each instance, at the expense of the Borrowers) if an Event of Default or an Availability Trigger Event has occurred and is continuing.

                  (c) Upon the Agent's reasonable request from time to time, the Borrowers shall permit the Agent to obtain an appraisal, from time to time, of the Borrowers' Inventory conducted by a Nationally Recognized Inventory Appraiser.
                           (i) Subject to Section 5:5-10(c)(ii) , the Borrowers shall reimburse the Agent for the Agent's out-of-pocket cost of up to two (2) such appraisals in any Twelve (12) month period during which this Agreement is in effect.
                           (ii) If such expense obligation arose while an Event of Default or an Availability Trigger Event has occurred and is continuing, the Borrowers shall reimburse the Agent for all such appraisals.
                           (iii) From time to time on fifteen (15) days request of the Agent, the Lead Borrower shall nominate an inventory appraiser to serve as a Nationally Recognized Inventory Appraiser.
                  (d) The Borrowers shall reimburse the Agent for the Agent's out-of-pocket cost of commercial finance audits of the Borrowers' books and records as follows:
                           (i) Subject to Section 5:5-10(d)(ii), the Borrowers shall reimburse the Agent for the Agent's out-of-pocket cost of up to two (2) such audits in any Twelve (12) month period during which this Agreement is in effect.
                           (ii) If such expense obligation arose while an Event of Default or an Availability Trigger Event has occurred and is continuing, the Borrowers shall reimburse the Agent for all such appraisals.

Revolving Credit Lenders, at their respective own expense, may accompany and observe any commercial finance audit of the Borrower's books which the Agent causes to be undertaken.

         5-11.    ADDITIONAL FINANCIAL INFORMATION
                  (a) In addition to all other information required to be provided pursuant to this Article 5:, the Lead Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Agent from time to time reasonably may request from the Lead Borrower.
                  (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.
                  (c) In all events, the Lead Borrower, annually, no earlier than Ninety (90) prior to the end of its fiscal year nor later than the last day of the first fiscal quarter of the Borrower's fiscal year, shall furnish the Agent with an updated and extended forecast which shall go out at least through the end of the subject fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

                  (d) The Agent and each of the Revolving Credit Lenders agrees that, except with the prior consent of the Lead Borrower, it will not disclose any confidential information with respect to the Borrowers which is now or in the future furnished pursuant to this Agreement or any other Loan Document , provided, however, that the Agent and each Revolving Credit Lender may disclose any such information as follows:
                           (i) To the following (but only if the Person to whom so disclosed is instructed to treat the such information as confidential):
                                    (A) To its employees, Affiliates, advisors
                  or counsel.
                                    (B) To any prospective or actual transferee
                  or participant in connection with any contemplated transfer or participation of this Agreement, the Liabilities, or any interest therein by the Agent or any Revolving Credit Lender, which transfer or participation is permitted by the terms of this Agreement.
                                    (C) To the Agent and  other Revolving Credit
                  Lenders.
                           (ii) As has become generally available to the public.
                           (iii) As may be required or appropriate in any report, statement or testimony submitted to any municipal, state, or federal regulatory body having or claiming to have jurisdiction over the Agent or any Revolving Credit Lender.
                           (iv) As may be required or appropriate in respect to any summons or subpoena or in connection with any litigation.
                           (v)  In  order  to  comply   with  any  law,   order,
         regulation or ruling applicable to the Agent or any Revolving Credit Lender.

         5-12.    FINANCIAL PERFORMANCE COVENANTS
                  (a) Except as provided in Section 5:5-12(b), the Borrowers shall not be subject to any financial performance covenants under this Agreement.
                  (b) In the event that an Availability Trigger Event has occurred, the Borrowers, commencing with that day on which the Agent shall have given written notice to the Lead Borrower which invokes this Section 5:5-12(b), shall at all times thereafter maintain Tangible Net Worth of not less than Two Hundred Fifty Million Dollars ($250,000,000.00) unless and until thereafter an Availability Trigger Cure occurs.

ARTICLE 6: - USE AND COLLECTION OF COLLATERAL:

         6-1.     INVENTORY COLLATERAL
                  (a) All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than (x) quality problems and defects within customary trade tolerances and (y) subject to insured casualties).
                  (b) No Borrower shall engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.
                  (c) No sale of Inventory by any Borrower shall be on consignment, approval, or under any other circumstances such that, with the exception of a Borrower's customary return policy applicable to the return of inventory purchased by that Borrower's retail customers in the ordinary course, such Inventory may be returned to a Borrower without the consent of the Agent.

         6-2.     NOTIFICATION TO ACCOUNT DEBTORS.  The Agent  shall  have the right at any time while of an Event of Default has occurred and is continuing to notify any Account Debtors of any Borrower to make payment directly to the Agent and to collect all amounts due on account of the Collateral.


ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         7-1.     THE BLOCKED ACCOUNT

                  (a) As a condition to the effectiveness of this Agreement, the Lead Borrower shall deliver the following to the Agent:
                           (i) The Blocked Account Agreement, duly executed by the Lock Box Bank to which the Borrowers concentrate proceeds of their sales.
                           (ii) Notices to each processor of any of credit card receipts of any of the Borrowers, each in form satisfactory to the Agent.
                           (iii) A notice, addressed generally to the depositories at which any Borrower maintains a DDA into which proceeds of the Borrower's sales are deposited, which notice is in form satisfactory to the Agent.
                  (b) Upon the occurrence of any Event of Default or an Availability Trigger Event, then, in addition to any other rights to which the Agent is then entitled, the Agent may (and on instructions of the SuperMajority Lenders shall undertake the following (subject in all events to Section 7:7-1(c)).
                           (i) Give notice to the Lock Box Bank to forward to the Boston Concentration Account, by ACH or wire transfer, the proceeds of all Receivables Collateral from time to time received by the Lock Box Bank.

                           (ii) Give notice to each of the Borrowers' credit card processors to forward to the Boston Concentration Account, by ACH or wire transfer, the proceeds of all Receivables Collateral which such credit card processors otherwise would forward to or for the account of the Borrower.
                           (iii) Send a copy of the notice furnished pursuant to
         Section 7:7-1(a)(iii) to each depository at which any Borrower maintains a DDA into which proceeds of the Borrower's sales are deposited as described and to take such other steps as the Agent reasonably determines as appropriate to cause the Agent's dominion and control of Receipts, proceed, and collections.
                           (iv) Give notice to the Lead Borrower of the Agent's having exercised its rights pursuant to this Section 7:7-1(b).

Following the occurrence of any event described in this Section 7:7-1(b), all Receipts, proceeds, and collections shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of any Borrower other than as instructed by the Agent.

                  (c) If, following the Agent's exercise of any of its rights described in Section 7:7-1(b),
                           (i) If such exercise was on account of the occurrence of an Event of Default and the subject Event of Default is no longer continuing; or
                           (ii) If such exercise was on account of the occurrence of an Availability Trigger Event and an Availability Trigger Cure occurs thereafter, then the Agent, subject to its continuing rights thereafter under Section 7:7-1(b), shall take steps to reverse those actions which it had so taken pursuant to that Section.
                  (d) The Borrower will not change its cash concentration procedures from those in place at the execution of this Agreement unless such change is coordinated with the Agent with a view towards the preservation and protection of the Agent's rights included in this Article 7:.

         7-2.     THE CONCENTRATION AND DISBURSEMENT ACCOUNTS
                  (a) The following checking accounts have been or will be established (and are so referred to herein):
                           (i) The "Boston Concentration Account" (so referred to herein): Established by the Agent with BankBoston, N.A.
                           (ii) The "Disbursement Account" (so referred to herein): One more accounts established by the Lead Borrower with BankBoston, N.A.
                  (b) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent.

         7-3.     PAYMENT OF LIABILITIES
                  (a) On each Business Day, the Agent shall apply the then collected balance of the Boston Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Boston Concentration Account is maintained): First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities.
                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:
                           (i) Funds shall be deemed to have been deposited to the Boston Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM on that Business Day.
                           (ii) Funds paid to the Agent, other than by deposit to the Boston Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.
                           (iii) If notice of a deposit to the Boston Concentration Account (Section 7:7-3(b)(i)) or payment (Section 7:7-3(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.
                           (iv) All deposits to the Boston Concentration Account and other payments to the Agent are subject to clearance and collection.
                  (c) The Agent shall transfer to the Disbursement Account any surplus in the Boston Concentration Account remaining after the application towards the Liabilities referred to in Section 7:7-3(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that
                           (i)  a Suspension Event has occurred and is
         continuing; and
                           (ii) one or more L/C's are then outstanding,

then the Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrowers in the event that no Suspension Event is then continuing or
(ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section 10:10-12 or Acceleration.

         7-4.     THE DISBURSEMENT ACCOUNT.  Except as otherwise  specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Disbursement Account or from its payroll account.

ARTICLE 8: - GRANT OF SECURITY INTEREST:

         8-1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Agent, for the ratable benefit of the Revolving Credit Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof, whether now owned or now due, or in which any Borrower has an interest, or hereafter acquired, arising, or to become due, or in which any Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):
                  (a)      All Accounts and accounts receivable.
                  (b)      All Inventory.
                  (c)      All Farm Products
                  (d)      All General Intangibles.
                  (e)      All Equipment.
                  (f)      All Goods.
                  (g)      All Fixtures.
                  (h)      All Chattel Paper.
                  (i)      All books,  records,  and information relating to the
                           Collateral and/or to the operation of any Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.
                  (j)      All  Investment  Property,  Instruments,   Documents,
                           Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.
                  (k)      All insurance proceeds, refunds, and premium rebates,
                           including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (8:8-1(a) through 8:8-1(j)) or otherwise.
                  (l)      All  liens,   guaranties,   rights,   remedies,   and
                           privileges pertaining to any of the foregoing (8:8-1(a) through 8:8-1(j)), including the right of stoppage in transit.

         8-2.     EXTENT AND DURATION OF SECURITY INTEREST
                  (a) The security interest created herein is subject to the following:
                           (i) Any agreement, license, permit, or instrument in which any Borrower has an interest shall be subject to the security interest created hereby to the fullest extent permitted by applicable law, provided, however, if the creation of such a security interest would give any party to such agreement, license, permit or instrument (other than a Borrower) an enforceable right, solely on account of such creation, to (x) terminate, (y) recover damages, or (z) declare that Borrower in material breach of such agreement, license, permit, or instrument, then the creation of such security interest shall be limited so as to not to give rise to such a right.
                           (ii) The Collateral includes all Equipment and interests therein except to the extent that the creation of a security interest in such Equipment or interest therein would give any Person (other than any Borrower) an enforceable right, solely on account of the creation of a security interest therein in favor of the Agent, to declare a Borrower in material breach of an agreement between a Borrower and such Person, which agreement the Borrower is not prohibited by this Agreement to have entered into or become subject.
                  (b) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Agent.

ARTICLE 9: - AGENT AS BORROWER'S ATTORNEY-IN-FACT:

         9-1.     APPOINTMENT AS ATTORNEY-IN-FACT.  Each Borrower  hereby
irrevocably constitutes and appoints the Agent as that Borrower's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Agent and the Revolving Credit Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:
                  (a) Prosecute, defend, compromise, or release any action
relating to the Collateral.
                  (b)      Sign change of address forms to change the address to
which any Borrower's mail is to be sent to such address as the Agent shall designate; receive and open that Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of that Borrower, or other legal representative of that Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of that Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of that Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.
                  (d) Sign the name of that Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign that Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which that Borrower is a beneficiary.
                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of that Borrower.
                  (g) Use, license or transfer any or all General Intangibles of that Borrower.

         9-2. NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9:9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been in bad faith or constituted gross negligence.


ARTICLE 10: - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 10: respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10:10-12, any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default which consists of a Payment Default, the Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 13:13-1(b) shall, declare any and all Liabilities shall become immediately due and payable. Upon the occurrence of any other Event of Default, the Agent with the Consent of the Majority Lenders may, and on the instruction of the SuperMajority Lenders as provided in Section 13:13-1(b) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and the Borrower and instruments and papers heretofore, now or hereafter given the Agent or any Revolving Credit Lender by the Borrower.

         10-1.    FAILURE TO PAY REVOLVING CREDIT.  The failure by any Borrower to pay any principal or interest when due under the Revolving Credit.

         10-2.    FAILURE TO MAKE OTHER PAYMENTS.  The failure by any  Borrower to pay within five (5) days of when due, any, fee, or other payment Liability under any of the Loan Documents.

         10-3.    FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).
The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10:10-1 or Section 10:10-2 hereof, and included in any of the following provisions hereof:

      Section                   Relates to:
      --------------------------------------------------------
      4:4-6                     Location of Collateral
      4:4-7                     Title to Assets
      4:4-8                     Indebtedness
      4:4-9                     Insurance Policies
      4:4-15(c)                 Tax Liens
      4:4-20                    Dividends. Investments. Other  Corporate Actions
      4:4-24                    Affiliate Transactions
      5:5-12                    (If applicable: Financial Performance)
      6:6-1                     Use of Inventory Collateral
      Article 7:                Cash Management

         10-4.    FINANCIAL REPORTING REQUIREMENTS.  The  failure  by  the  Lead
Borrower or any Borrower to promptly, punctually, faithfully and timely perform discharge, or comply with the financial reporting requirements included in
Article 5:, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

===================================== ================== ========================== ================================
REPORT / STATEMENT                    REQUIRED BY        GRACE PERIOD               NUMBER OF GRACE PERIODS
                                      SECTION
===================================== ================== ========================== ================================

Monthly Collateral Report             5:5-5              Six Business Days          Three in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------

Monthly Reports (30 Days)             5:5-6              Six Business Days          Three in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------

Retain Accountants                    5:5-1(d)           Twenty Days                Once
------------------------------------- ------------------ -------------------------- --------------------------------

Notice of Change in Senior Officers   5:5-3(a)(i)        Twenty Days                One in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------

Notice of Material Adverse Change     5:5-3(a)(iv)       Twenty Days                One in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------

         10-5.    FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).  The
failure by any Borrower, twenty (20) days following the earlier, with respect to that Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections or 10:10-1, 10:10-2, 10:10-3, or 10:10-4 hereof, to have cured such failure:
                  (a) That Borrower's knowledge of such failure to perform,
discharge, or comply.
                  (b) Written notice from the Agent to the Lead Borrower of such failure to perform, discharge or comply.

         10-6.    MISREPRESENTATION.  Any  representation  or warranty at any time made by any Borrower to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

         10-7.    ACCELERATION OF OTHER DEBT. BREACH OF LEASE.  The  occurrence of any event such that any Indebtedness of any Borrower in excess of $5 Million to any creditor other than the Agent or any Revolving Credit Lender could be accelerated or, without the consent of any Borrower, any Leases with monthly base rent aggregating not less than $200,000.00 could be terminated prior to their stated termination date (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10-8.    DEFAULT UNDER OTHER AGREEMENTS.  The  occurrence of any breach or default under any agreement, including any Loan Document, between the Agent or any Revolving Credit Lender and any Borrower or under any instrument or any paper heretofore, now, or hereafter given the Agent or any Revolving Credit
Lender and the expiry of any applicable   grace  period   without  such  breach
or default's being cured (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised its rights upon default under any such other agreement, instrument, or paper).

         10-9.    UNINSURED LOSS.  If an  Availability  Trigger  Event  has
occurred and is then continuing (i.e. no Availability Cure has thereafter occurred), the occurrence, in consequence of any single event or series of connected events, of the uninsured loss, theft, damage, or destruction in excess of $5 Million of or to Collateral.

         10-10.   ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS
                  (a) The service of process upon the Agent or any Revolving Credit or any Participant seeking to attach, by trustee, mesne, or other process, any of funds of any Borrower on deposit with, or assets of any Borrower in the possession of, the Agent or that Revolving Credit Lender or such Participant.

                  (b) The entry of any judgment against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry and which judgment, when added to all other money judgments, aggregates in excess of $100,000.00.
                  (c) The occurrence of any Material Adverse Effect.

         10-11. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of partial or total self-liquidation not otherwise permitted by this Agreement; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower generally; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of that Borrower generally; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any substantial part of the Borrower's business or operations, and if such action is initiated against any Borrower, it is not timely contested, or if so timely contested, is not dismissed within sixty (60) days of when initiated.

         10-12. BANKRUPTCY. The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of any Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

         10-13.   DEFAULT BY GUARANTOR OR AFFILIATE.  The  occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any such guarantor as if such guarantor were a "Borrower" described therein.

         10-14.   INDICTMENT-FORFEITURE.  The  indictment  of, or  institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of that Borrower and/or the imposition of any stay or other order, the effect of which, could reasonably be expected to have a Material Adverse Effect.

         10-15.   TERMINATION OF GUARANTY.  The termination or attempted
termination of any guaranty by any guarantor of the Liabilities.

         10-16.   CHALLENGE TO LOAN DOCUMENTS
                  (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.
                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-17.   CHANGE IN CONTROL.  Any Change in Control.



ARTICLE 11: - RIGHTS AND REMEDIES UPON DEFAULT:

         Upon the occurrence of any Event of Default described in Section 10:10-12 and upon Acceleration, and at all times thereafter, the Agent shall have the following rights and remedies in addition to all of the rights, remedies, powers, privileges, and discretions available to Agent prior to the occurrence of an Event of Default. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Agent's exercise of any of such rights and remedies.

         11-1.    RIGHTS OF ENFORCEMENT.  The Agent shall have all of the rights and remedies of a secured party upon default under that part of Article 9 of the UCC entitled "Default" (at the execution of this Agreement, Part 5 of Article 9 of the UCC and in the event of the adoption and effectiveness of the 1998 Revisions to Article 9 of the UCC, Part 6 thereof), in addition to which the Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any Deposit Account or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.
                  (b) To give notice to any customs brokers of any Borrower to follow the instructions of the Agent as provided in any written agreement or undertaking of such broker in favor of the Agent.
                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
                  (d)  To  take   possession  of  all  or  any  portion  of  the
Collateral.
                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.
                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.
                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11-2.    SALE OF COLLATERAL
                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.
                  (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.
                  (d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.
                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.
                  (f) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11: towards the Liabilities in such manner, and with such frequency, as the Agent determines.

         11-3.    OCCUPATION OF BUSINESS LOCATION.  In  connection  with the
Agent's exercise of the Agent's rights under this Article 11:, the Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude any Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Agent be liable to any Borrower for use or occupancy by the Agent of any premises pursuant to this Article 11:, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

         11-4. GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11-5.    ASSEMBLY OF COLLATERAL.  The Agent may require each  Borrower to assemble the Collateral and make it available to the Agent at that Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Agent and that Borrower.

         11-6. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


ARTICLE 12: REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         12-1.    REVOLVING CREDIT FUNDING PROCEDURES.  Subject to Section
12:12-2:
                  (a) The Agent shall advise each Revolving  Credit  Lender,  no later than 2:00PM (Boston Time) on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.
                  (b) Subject to that Revolving Credit Lender's Revolving Credit
Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Agent.

         12-2. SWINGLINE LOANS.
                  (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.
                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:
                           (i) At any time and from time to time, the SwingLine Lender may advise the Agent that all, or any part, of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                           (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 12:12-1.

                  (c) The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.
                  (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:
                           (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13:13-6.
                           (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

         12-3.    AGENT'S COVERING OF FUNDINGS:
                  (a) Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:
                           (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.
                           (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).
                  (b)      In all circumstances, the Agent may:
                           (i) Assume that each Revolving Credit Lender, subject to Section 12:12-3(a), timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to
         Section 12:12-1.
                           (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.
                           (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                  (c) In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "Delinquent Revolving Credit Lender") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:
                           (i) The amount  which had been made  available by the
         Agent is an " Agent's Cover" (and is so referred to herein).
                           (ii) All interest paid by the Borrowers on account of
         the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid.
                           (iii) The  Delinquent  Revolving  Credit Lender shall
         pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender
                           (iv) The Agent shall have  succeeded to all rights to
         payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section 12:12-4(a) (which relates to ordinary course distributions) or Section 13:13-6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.
                           (v)  Subject  to  Subsection  12:12-3(c)(iv),  the
         Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section 12:12-3(c)(ii), above.
                  (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                  (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:
                           (i) The Agent's Cover (to the extent not previously repaid by the Borrower and retained by the Agent in accordance with Subsection 12:12-3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           Plus

                           (ii) The aggregate of the amount payable under Subsection 12:12-3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           Plus

                           (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

         12-4 ORDINARY COURSE DISTRIBUTIONS. This Section 12:12-4 applies unless the provisions of Section 13:13-6 (which relates to distributions in the event of a Liquidation) becomes operative.
                  (a) Weekly, on such day as may be set from time to time by the
Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Boston Concentration Account.
                  (b) The Agent shall  distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Agent. For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its Pro-Rata share thereof.
                  (c) The Agent shall distribute fees paid on account of the
Revolving Credit, as follows:
                           (i) Revolving Credit Commitment Fee: As provided by separate agreement between the Agent and each respective Revolving Credit Lender.
                           (ii) Agent's Fee: Retained by and for the account of the Agent.
                           (iii) Fees described in Section 2:2-20(b) (which relates to fees associated with, among other things, the issuance of L/C's): Retained by the Issuer.
                           (iv) All other fees: To the Revolving Credit Lenders, based on their respective Revolving Credit Percentage Commitments.
                  (d) No Revolving  Credit Lender shall have any interest in, or right to receive any part of, the Agent's Fee to be paid by the Borrower to the Agent pursuant to this Agreement.

                  (e) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, Pro-Rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).
                  (f) Each distribution pursuant to this Section 12:12-4 is subject to Section 12:12-3(c), above.


ARTICLE 13: ACCELERATION AND LIQUIDATION:

         13-1.    ACCELERATION NOTICES
                  (a) The Agent may give the Revolving Credit Lenders an Acceleration Notice:
                           (i) At any time following the occurrence of an Event of Default which consists of a Payment Default.
                           (ii) With the Consent of the Majority Lenders, may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of any Event of Default other than a Payment Default.
                  (b) The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

         13-2.     ACCELERATION
                  (a) Unless stayed by judicial or statutory process, the Agent shall Accelerate the Revolving Credit Obligations within a commercially reasonable time following:
                           (i) The Agent's giving of an Acceleration Notice the Revolving Credit Lenders as provided in Section 13:13-1(a).
                           (ii) The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13:13-1(b) .
                  (b) The Liabilities shall be Accelerated, without further act on the part of the Agent or any Revolving Credit Lender, upon the occurrence of any Event of Default described in Section 10:10-12.

         13-3. Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations.

         13-4.    ACTIONS AT AND FOLLOWING  INITIATION OF LIQUIDATION
                  (a) At the initiation of a Liquidation:
                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 12:12-2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
                           (ii) The Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.
                  (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrower, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

         13-5.    AGENT'S CONDUCT OF LIQUIDATION
                  (a) Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.
                  (b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.
                  (c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines as appropriate under the circumstances.
                  (d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.
                  (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         13-6.    DISTRIBUTION OF LIQUIDATION PROCEEDS:
                  (a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agent anticipates may need to be paid.
                  (b) The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 13:13-7.
                  (c) Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

         13-7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION. The relative priorities to the proceeds of a Liquidation are as follows:
                  (a)      To the  Agent  as  reimbursement  for all  reasonable
                           third party costs and expenses incurred by the Agent and to any funded reserve established pursuant to
                           Section 13:13-6(a); and then
                  (b)      To the SwingLine  Lender, on account of any SwingLine
                           loans not converted to Revolving Credit Loans pursuant to Section 13:13-4(a)(i); and then
                  (c)      To the Revolving  Credit  Lenders,  Pro-Rata,  to the
                           principal balance of Revolving Credit Obligations; and then
                  (d)      To the Revolving Credit Lenders, Pro-Rata, to accrued
                           interest which constitutes Revolving Credit Obligations; and then
                  (e)      To the Revolving  Credit  Lenders,  Pro-Rata,  to the
                           extent of the aggregate of all Revolving Credit Fees; and then
                  (f)      To any other Liabilities.

ARTICLE 14: THE AGENT:
         14-1.    APPOINTMENT OF  AGENT
                  (a) Each Revolving Credit Lender appoints and designates BankBoston Retail Finance Inc. as the "Agent" hereunder and under the Loan Documents and titles the following in addition to their respective status as Revolving Credit Lenders: American National Bank and Trust Company of Chicago as the "Syndication Agent" and Foothill Capital Corporation as the "Documentation Agent".
                  (b) Each Revolving Credit Lender authorizes the Agent:
                           (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agent is a party.

                           (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.
                  (c). No Revolving Credit Lender designated as an agent hereunder, other than the Agent, shall have any duties or liabilities hereunder whatsoever other than as a Revolving Credit Lender.

         14-2.    RESPONSIBILITIES OF AGENT
                  (a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.
                  (b) Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:
                           (i) Any recitals, statements, representations or warranties made by the Borrower, or any other person.
                           (ii) Any appraisals or other assessments of the assets of the Borrower or of anyone else responsible for or on account of the Liabilities.
                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.
                           (iv) Any failure by any Borrower, or any other person (other than the Agent) to perform its obligations under the Loan Documents.
                  (c) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.
                  (d) Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such person has had an opportunity to be heard) that such Person had acted in bad faith or in a grossly negligent manner.
                  (e) The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.
                  (f) The Agent, in its separate capacity as a Revolving Credit Lender, shall have the same rights and powers hereunder as any other Revolving Credit Lender.

         14-3.    CONCERNING DISTRIBUTIONS BY THE AGENT
                  (a) The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.
                  (b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.
                  (c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.
                  (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under Section 13:13-7).
                  (e) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post
Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Revolving Credit Lender.
                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or (y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         14-4.    DISPUTE RESOLUTION.  Any dispute among the Revolving  Credit
Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Agreement or the interpretation or administration of this or any other Loan
Agreement which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts all parties hereto hereby submit.

         14-5.    DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS.  The Agent will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5: of this Agreement, other than any of the following:
         (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.
         (b) Routine or nonmaterial communications.
         (c) Any notice or document required by any of the Loan Documents to be furnished directly to the Revolving Credit Lenders by any Borrower.
         (d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lender other than by the Agent.

         14-6.    CONFIDENTIAL INFORMATION
                  (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:
                           (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.
                           (ii) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.
                  (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         14-7.    RELIANCE BY AGENT.  The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

         14-8.    NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS
                  (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:
                           (i) Independently and without reliance on any representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.
                           (ii) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.
                  (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.
                  (c) The Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.
                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section 14:14-5), the Agent shall not have any affirmative duty or responsibility to provide any Revolving Credit Lender with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.
                  (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonpriviledged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.

         14-9.    INDEMNIFICATION.  Without  limiting the liabilities of the
Borrowers under this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in bad faith or in a grossly negligent manner.


         14-10.   RESIGNATION OF AGENT
                  (a) The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and unless an Event of Default has occurred and is continuing, with the consent of the Lead Borrower not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within seven
(7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and shall have accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $1 Billion. The consent of the Lead Borrower otherwise required by this Section 14:14-10(a) shall not be required if an Event of Default has occurred and is continuing.
                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in bad faith or in a grossly negligent manner.
                  (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

ARTICLE 15: ACTION BY AGENT - CONSENTS - AMENDMENTS - WAIVERS:
         15-1.    ADMINISTRATION OF CREDIT FACILITIES
                  (a). Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate , provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

           Actions Described in Section     Type of Consent Required
           ----------------------------     ---------------------------
                   15:15-2                  Majority Lenders
                   15:15-3                  SuperMajority Lenders
                   15:15-4                  Certain Consent
                   15:15-5                  Unanimous Consent
                   15:15-6                  Consent of SwingLine Lender
                   15:15-7                  Consent of the Agent

                  (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 15:15-1(b) shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

         15-2.    ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS.
Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document and for the Agent to give an Acceleration Notice upon the occurrence of any Event of Default other than a Payment Default or an Event of Default described in Section 10:10-12.

         15-3.    ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS
                  (a) The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Permissible Overloan may be made by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit Permissible Overloans to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.
                  (b) If a Suspension Event shall have occurred and be continuing, the SuperMajority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Permissible Overloans), whereupon, as long as such Suspension Event exists and is continuing, the only Revolving Credit Loans which may be made are either
                           (i)  Protective Advances (subject, however, to the
time frames provided for in Section 15:15-3(a)); or
                           (ii)  are  made  with  Consent  of the  SuperMajority
Lenders.

                  (c) Upon the occurrence of any Event of Default or an Availability Trigger Event, the SuperMajority Lenders may instruct the Agent to take that action described in Section 7:7-1(b), which action is subject, in any event, to Section 7:7-1(c).
                  (d) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may give the Agent an Acceleration Notice in accordance with Section 13:13-1(b).

         15-4. ACTION REQUIRING CERTAIN CONSENT. The consent of the SwingLine Lender and Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments or the Revolving Credit
Lenders (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) shall be required to increase the SwingLine Loan Ceiling.

         15-5.    ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT.  None of
the  following  may take  place  except  with  Unanimous Consent:
                  (a) Any increase in any Revolving  Credit  Lender's  Revolving
Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section 15:15-10 (which deals with NonConsenting Revolving Credit Lenders) or Section 16:16-1 (which deals with assignments and participations)).
                  (b) Any  decrease in any  interest  rate or fee payable to the
Revolving  Credit  Lenders.
                  (c) Any extension of the Maturity Date.
                  (d) Any forgiveness of all or any portion of any payment
Liability consisting of principal or interest under the Revolving Credit or any fee which is distributable to the Revolving Credit Lenders.
                  (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Agent shall also be required)) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Agent on the other).
                  (f) Any release of a material  portion of the  Collateral  not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.
                  (g) Any amendment of the  definition  of the terms  "Borrowing
Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to any Borrower, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment , it being understood, however, that:
                           (i) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                           (ii) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value.
                  (h) Any release of any Person obligated on account of the Liabilities.
                  (i) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible Overloan, provided, however,
                           (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and
                           (ii) each Revolving Credit Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible Overloan, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).
                  (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible Overloan or, subject to the time limits included in Section 15:15-3(a) (which places time and frequency limits on Permissible Overloans), to eliminate an Overloan.
                  (k)      Any amendment of this Article 15:.
                  (l)      Amendment of any of the following Definitions:
                                    "Appraised Inventory Liquidation Value"
                                    "Inventory Advance Rate"
                                    "Inventory Recovery Percentage"
                                    "Majority Lender"
                                    "Permissible Overloan"
                                    "Protective Advances"
                                    "SuperMajority Lenders
                                    "Unanimous Consent"

         15-6.    ACTIONS REQUIRING SWINGLINE LENDER CONSENT.  No action,
amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         15-7.    ACTIONS REQUIRING AGENT'S CONSENT
                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.
                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

         15-8.    MISCELLANEOUS ACTIONS
                  (a) Notwithstanding any other provision of the within Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.
                  (b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first
                           (i) receive such clear, unambiguous, written instructions as the Agent deems appropriate; and
                           (ii) be indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been in bad faith or had been grossly negligent.
                  (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

         15-9.    ACTIONS REQUIRING LEAD BORROWER CONSENT
                  (a) Subject to Section 15:15-9(b) the provisions of this Agreement which are included in the following Articles may be amended without the consent of any Borrower, but only if the subject amendment relates to the relationships of the Revolving Credit Lenders and the Agent inter se and neither creates any additional nor augment any existing obligation on any Borrower under any Loan Document nor relieve the Agent or any Revolving Credit Lender from any commitment or undertaking to any Borrower.

           Article             Title of Article
           -------             -------------------------------------------------
             12:               Revolving Credit Fundings and Distributions
             13:               Acceleration and Liquidation
             14:               The Agent
             15:               Action By Agent - Consents - Amendments - Waivers
             16:               Assignments and Participations

                  (b) Subject to Section 15:15-9(c), the following provisions of this Agreement may not be amended without the consent of the Lead Borrower:

                  Section     Relates To
                  -------     ------------------------------------
                  15:15-3     SuperMajority Lenders
                  15:15-5     Unanimous Consent
                  15:15-9     Actions Requiring Borrower's Consent

                  (c) The Lead Borrower's consent to the amendment of those provisions referenced in Section 15:15-9(b) shall be deemed given unless written objection is made, within Seven (7) Business Days following the Agent's giving notice to the Borrower of the proposed amendment thereof, provided that the Agent may rely on such passage of time as consent by the Lead Borrower only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         15-10.   NONCONSENTING REVOLVING CREDIT LENDER
                  (a) In the  event  that a  Revolving  Credit  Lender  (in this
Section 15:15-10, a "NonConsenting Revolving Credit Lender") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Article 15:, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16:16-1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.
                  (b) At the end of such fifteen (15) days, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender, but only if the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender:
                           (i) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.
                           (ii) All Fees due to the NonConsenting Revolving Credit Lender to the date of such assignment.
                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from any Borrower.
                  (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 15:15-10(b), 15:15-11(f), then:
                           (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.
                           (ii) The Revolving Credit Note held by the NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                           (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".
                           (iv)  The  Revolving   Credit  Lender(s)  which  have
         Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".
                  (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit
Lenders, Pro-Rata based upon their respective Commitments, with the Agent coordinating such transaction.
                  (e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16:16-2(b) shall be due under such circumstances.

         15-11.   REPLACEMENT OF DELINQUENT REVOLVING CREDIT LENDER
                  (a) In the event that a Delinquent Revolving Credit Lender fails to cure its status as a Delinquent Revolving Credit Lender (as to which, see Section 12:12-3(e)) within Thirty (30) days following its having become a Delinquent Revolving Credit Lender, then, subject to, and in accordance with the procedures outlined and referred to in this Section 15:15-11, the Delinquent Revolving Credit Lender's commitment hereunder may be assigned without recourse or consent of the Delinquent Revolving Credit Lender.
                  (b) Any one or more Revolving Credit Lenders which are not Delinquent Revolving Credit Lenders may require such assignment by written notice given to the Agent and the Lead Borrower, at any time during the fifteen
(15) day period which commences after the expiry of the thirty (30) days referenced in Section 15:15-11(a).
                  (c) In the event that no Revolving Credit Lenders provide its written notice prior to the expiry of the fifteen (15) days referenced in
Section 15:15-11(b), then the Agent may require such assignment to one or more Eligible Assignees (subject to the consent of the any consent of the Lead
Borrower required by Section 2:2-24(d)) by giving notice of its nomination of one or more replacements for the Delinquent Revolving Credit Lender at any time during the then next following fifteen (15) days.
                  (d) In the event that neither any Revolving Credit Lender provides its written notice as provided in Section 15:15-11(b) nor the Agent nominates a replacement for the Delinquent Revolving Credit Lender to which the Lead Borrower consents, as provided in Section 15:15-11(c), then the Lead Borrower, at any time thereafter may nominate a replacement for the Delinquent Revolving Credit Lender by written notice to the Agent, provided that:

                           (i)  Such nominee is an Eligible Assignee.
                           (ii) The Agent shall have given its written consent to such nomination, which consent shall not be unreasonably withheld or delayed.
                  (e) Within fifteen (15) days following the designation (and the consent, if applicable, of the Agent or of the Lead Borrower) or one or more replacements for the Delinquent Revolving Credit Lender, those replacements shall Transfer to the Agent, the aggregate of the Delinquent Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.
                  (f) Following the Agent's receipt of the aggregate described in Section 15:15-11(e), the Agent shall Transfer such aggregate to the Delinquent Revolving Credit Lender, net of the amounts set forth below (which shall be distributed to, and retained by, the Agent), but only if the Delinquent Revolving Credit Lender delivers the Revolving Credit Note held by the Delinquent Revolving Credit Lender:
                           (i) The Agent's Cover (to the extent not previously repaid by the Borrower and retained by the Agent in accordance with Subsection 12:12-3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           Plus

                           (ii) The aggregate of the amount payable under Subsection 12:12-3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           Plus

                           (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

The Delinquent Revolving Credit Lender shall remain liable for any deficiency remaining after the above application.

                  (g) In the event that the Delinquent Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the Delinquent Revolving Credit Lender,
                           (i) The amount otherwise to be Transferred to the Delinquent Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the Delinquent Revolving Credit Lender upon delivery of the Revolving Credit Note held by that Delinquent Revolving Credit Lender.
                           (ii) The Revolving Credit Note held by the Delinquent Revolving Credit Lender shall have no force or effect whatsoever.
                           (iii) The Delinquent Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

                  (h) Immediately upon its (or their) transfer of the aggregate referred to in Section 15:15-11(e), the Persons who have made such Transfer(s) shall have succeeded to all rights and become subject to all of the obligations of the Delinquent Revolving Credit Lender as "Revolving Credit Lender".
                  (i) The Agent shall coordinate the retirement of the Revolving Credit Note held by the Delinquent Revolving Credit Lender and the issuance of Revolving Credit Notes to those Persons who have become Revolving Credit Lenders pursuant to this Section 15:15-11, provided, however, no processing fee otherwise to be paid as provided in Section 16:16-2(b) shall be due under such circumstances.

ARTICLE 16: ASSIGNMENTS BY REVOLVING CREDIT LENDERS:
         16-1.    ASSIGNMENTS AND ASSUMPTIONS:
                  (a) Except as provided herein, each Revolving Credit Lender (in this Section 16:16-1(a), an "Assigning Revolving Credit Lender") may assign to one or more Eligible Assignees (in this Section 16:16-1(a), each an "Assignee Revolving Credit Lender") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:
                           (i) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 16:16-1(a)(iii) or if there would be more than Eight (8) Revolving Credit Lenders. (For provisions dealing with any required consent of the Borrowers, see Section 2:2-24(d)).
                           (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.
                           (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $10,000,000.00 Million.

         16-2.    ASSIGNMENT PROCEDURES.  This Section  16:16-2  describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16: and permitted by Section 16:16-1.

                  (a) The  parties  to  such an  assignment  shall  execute  and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 16:16-1, annexed hereto.
                  (b) The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.
                  (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders and by the Lead Borrower at any
reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.
                  (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.


         16-3.    EFFECT OF ASSIGNMENT.
                  (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):
                           (i)  The Assignee Revolving Credit Lender:
                                    (A) Shall be a party to this  Agreement  and
                  the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.
                                    (B) Shall  have the  rights  of a  Revolving
                  Credit Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.
                           (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                           (iii) The Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.
                  (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.



ARTICLE 17: NOTICES:

         17-1.    NOTICE ADDRESSES.  All notices, demands, and other
communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                                  BankBoston Retail Finance Inc.
                                  40 Broad Street
                                  Boston, Massachusetts 02109
                                  Attention  :Michael Murray
                                              Director
                                  Fax        :617-434-4312

         With a copy to:
                                  Riemer & Braunstein LLP
                                  Three Center Plaza
                                  Boston, Massachusetts  02108
                                  Attention  :Richard B. Jacobs, Esquire
                                  Fax        :617-880-3456

If to the Lead Borrower
and all Borrowers:
                                  HomeBase, Inc.
                                  3345 Michelson Drive
                                  Irvine, California 92612
                                  Attention  :Peter Hutt
                                              Vice President and Treasurer
                                  Fax        :949-442-5779

         With a copy  to:
                                  HomeBase, Inc.
                                  3345 Michelson Drive
                                  Irvine, California 92612
                                  Attention  :John Price
                                              Vice President and General Counsel
                                  Fax        :949-442-5779

         17-2.    NOTICE GIVEN
                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):
                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, as certified mail, return receipt requested, with postage prepaid.
                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.
                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.
                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.
                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.



ARTICLE 18: TERM:

         18-1.    TERMINATION OF REVOLVING CREDIT.  The  Revolving Credit  shall remain in effect (subject to suspension as provided in Section 2:2-6(g) hereof) until the Termination Date.

         18-2. ACTIONS ON TERMINATION. On the Termination Date, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans and the SwingLine Loan ); any then remaining installments of the Revolving Credit Commitment Fee; any then remaining installments of the Agent's Fee; any payments due on account of the indemnification obligations included in Section 2:2-11(e); any accrued and unpaid Unused Line Fee; and all unreimbursed costs and expenses of Agent and of Lenders' Special Counsel for which any Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Agent. Until such payment, all provisions of this Agreement, other than those contained in Article 2: which place an obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Agent of the Collateral Interests granted the Agent by the Borrower hereunder may be upon such conditions and indemnifications as the Agent reasonably may require.


ARTICLE 19: GENERAL:

         19-1.    PROTECTION OF COLLATERAL.  The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent.

         19-2.    PUBLICITY.  The Agent may issue a "tombstone"  notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agent.

         19-3.    SUCCESSORS AND ASSIGNS.  This  Agreement  shall be binding upon each Borrower and each Borrower's representatives, successors, and assigns and shall enure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         19-4.    SEVERABILITY.  Any  determination  that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         19-5.    AMENDMENTS. COURSE OF DEALING
                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Agent and each Revolving Credit, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Lead Borrower or any Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner.
                  (b) Any Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of each Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         19-6.    POWER OF ATTORNEY.  In  connection  with all  powers of
attorney included in this Agreement, each Borrower hereby grants unto the Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

         19-7. INCREASED COSTS. If, as a result of the adoption of or any change to any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Agent or that Revolving Credit Lender are located);
                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender (other than reserves and assessments taken into account in determining the interest rate applicable Eurodollar Loans);
                  (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or
                  (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall pay to the Agent, for the benefit of the subject Revolving Credit Lender, within fifteen (15) days of receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income, provided, however, no Borrower shall be liable for any such increased expense incurred or reduction in amount received by a Revolving Credit Lender where such notice is not given to the Lead Borrower within 120 days following that date on which the subject Revolving Credit Lender knew or reasonably should have known of such effect.

         19-8.    COSTS AND EXPENSES OF THE AGENT
                  (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred by the Agent connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities. The Borrowers shall not have any responsibility to reimburse any Person on account of costs, expenses, and disbursements (including attorneys' fees and expenses) incurred or paid on account of a dispute solely amongst and between the Agent and the Revolving Credit Lenders.

                  (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.
                  (c) The Borrowers authorize the Agent, on fifteen (15) days prior notice (with reasonable particularity) to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.
                  (d)  The  undertaking  on the  part of the  Borrowers  in this
Section 19:19-8 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 19:19-8.

         19-9. COPIES AND FACSIMILIES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         19-10.   MASSACHUSETTS LAW.  This  Agreement  and  all  rights  and
obligations  hereunder,   including  matters  of  construction,   validity,  and
performance, shall be governed by the law of The Commonwealth of Massachusetts.

         19-11.   CONSENT TO JURISDICTION
                  (a) Each Borrower  agrees that any legal  action,  proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
                  (b) Each  Borrower  WAIVES  any  objection  based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (c) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.
                  (d) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         9-12. INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold the Agent and each Revolving Credit Lender and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of any Borrower or of any other guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of each Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted bad faith or in a grossly negligent manner. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this Section 19:19-12.

         19-13.   RULES OF CONSRUCTION.  The  following  rules of  construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:
                  (a) Unless  otherwise   specifically   provided  for  herein,
interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 365 / 366 day year and actual days elapsed.
                  (b) Words in the singular  include the plural and words in the
plural   include  the   singular.
                  (c) Each warranty and representation  made by any Borrower which includes reference to an EXHIBIT is made as of the date of this Agreement.
                  (d) Cross  references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

                  (e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.
                  (f) The words "includes" and "including" are not limiting.
                  (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.
                  (h) Text which is shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
                  (i) The words "may not" are  prohibitive  and not  permissive.
                  (j) The word "or" is not exclusive.
                  (k) Any reference to the Borrower's "knowledge" (or words of similar import) is to the knowledge of the Borrower's Senior Officers.
                  (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.
                  (m) The symbol "$" refers to United States Dollars.
                  (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.
                  (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.
                  (p) Except as otherwise specifically provided, all references to time are to Boston time.
                  (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:
                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.
                           (ii) The word  "from"  means  "from  and  including".
                           (iii) The words "to" and "until" each mean "to, but excluding". (iv) The word "through" means "to and including".
                  (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 19:19-14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         19-14.   INTENT.  It is intended that:
                  (a) This Agreement take effect as a sealed instrument.
                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent.
                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.
                  (d) All reasonable costs, expenses, and disbursements incurred by the Agent and, to the extent provide in Section 19:19-8 each Revolving Credit Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

         19-15.   PARTICIPATIONS.  Each Revolving Credit Lender may sell
participations to one or more financial institutions (a "Participant") all or a portion of such Revolving Credit Lender's rights and obligations under this Agreement, provided that no such participation shall include any provision which accords the Person purchasing such participation with the right, vis a vis the Agent, to consent to any action, amendment, or waiver which is subject to any requirement herein for approval by all or a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

         19-16.   RIGHT OF SET-OFF.  Any and all  deposits or other sums at any time credited by or due to each Borrower from the Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of each Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to the Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, the same are due and whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

         19-17.   PLEDGES TO FEDERAL RESERVE BANKS.  Nothing included in this
Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from its obligations hereunder or under any of the Loan Documents.

19-18. MINIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither the Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability, would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         19-19.   WAIVERS.
                  (a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) makes each of the waivers included in Section 19:19-19(b), below, knowingly, voluntarily, and intentionally, and understands that Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of each Borrower as provided herein, whether not or in the future, is relying on such waivers.
                  (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
                           (ii)  Except  as  otherwise   specifically   required
         hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.
                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE AGENT OR EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).
                           (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.
                           (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.
                           (vi) Any claim to consequential, special, or punitive damages.

                                           The "Lead Borrower and the Borrowers"

                                                                  HOMEBASE, INC.
                                          (The "LEAD BORROWER" and a "BORROWER")

                                             By___/s/WILLIAM B. LANGSDORF_______

                                     Print Name:__William B. Langsdorf__________

                                          Title:__Executive VP and CFO__________


                                                         HOMECLUB INC., OF TEXAS

                                             By___/s/WILLIAM B. LANGSDORF_______

                                     Print Name:__William B. Langsdorf__________

                                          Title:__Executive VP and CFO__________


                                                                  HOMECLUB, INC.

                                             By___/s/WILLIAM B. LANGSDORF_______

                                     Print Name:__William B. Langsdorf__________

                                          Title:__Executive VP and CFO__________

                                                                    The "Agent":

                                                  BANKBOSTON RETAIL FINANCE INC.

                                             By___/s/MICHAEL MURRAY_____________

                                     Print Name:__Michael Murray________________

                                          Title:__Director______________________

                                                 The "Revolving Credit Lenders":


                                                  BANKBOSTON RETAIL FINANCE INC.

                                             By___/s/MICHAEL MURRAY_____________

                                     Print Name:__Michael Murray________________

                                          Title:__Director______________________


                                                    FOOTHILL CAPITAL CORPORATION
                                                  (and as "Documentation Agent")

                                             By___/s/TODD NAKAMOTO______________

                                     Print Name:__Todd Nakamoto_________________

                                          Title:__Vice President________________


                             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                                                    (and as "Syndication Agent")

                                             By___/s/RICHARD JONSCHER___________

                                     Print Name:__Richard Jonscher______________

                                          Title:__Vice President________________


                                        CONGRESS FINANCIAL CORPORATION (WESTERN)

                                             By___/s/FREDERICK P. KIEHNE________

                                     Print Name:__Frederick P. Kiehne___________

                                          Title:__Vice President________________


                                                           BANK OF AMERICA, N.A.

                                             By___/s/GARY WHITAKER______________

                                     Print Name:__Gary Whitaker_________________

                                          Title:__Vice President________________

                                                  UNION BANK OF CALIFORNIA, N.A.

                                             By___/s/GREG F. ENNIS______________

                                     Print Name:__Greg F. Ennis_________________

                                          Title:__Vice President________________


                                                   LASALLE BUSINESS CREDIT, INC.

                                             By___/s/DAVID G. WILSON____________

                                     Print Name:__David G. Wilson_______________

                                          Title:__Vice President________________